Exhibit 99.1

NOTICE OF MEETING AND

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF SHOPIFY INC.

TO BE HELD JUNE 16, 2026

April 21, 2026

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS OF SHOPIFY INC.

To the shareholders of Shopify Inc.:

Notice is hereby given of the annual general meeting (the "Meeting") of the shareholders (the "shareholders") of Shopify Inc. ("Shopify", the "Company", "we" or "our"). The Meeting will be held online via live audio webcast and shareholders will have an equal opportunity to attend the Meeting, vote their shares, participate in real time and ask questions, regardless of geographic location.

Date:	June 16, 2026

Time:	10:30 a.m. (Eastern Time)

Virtual Meeting Site:	Virtual meeting via live audio webcast at www.virtualshareholdermeeting.com/SHOP2026
Business of the Meeting:	At the Meeting, shareholders will be asked to:

(a) receive our annual consolidated financial statements for the year ended December 31, 2025 (the "Financial Statements"), which includes Management's Report on Internal Control over Financial Reporting and the Report of Independent Registered Public Accounting Firm thereon;

(b) elect 10 directors to our Board of Directors (the "Board"), who will serve until the end of the next annual shareholders meeting or until their successors are elected or appointed;
(c) reappoint PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm and authorize the Board to fix their remuneration;
(d) vote on an advisory, non-binding resolution with respect to our approach to executive compensation;
(e) consider the shareholder proposal; and
(f) transact any other business that may properly come before the Meeting and any postponement(s) or adjournment(s) thereof.

Accompanying this Notice is the related management information circular (the "Circular"), which provides information relating to each item of business to be addressed at the Meeting. Shareholders at the close of business on April 20, 2026, are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof.

Your Vote is Important

All shareholders are encouraged to vote by proxy. To ensure your vote is counted, your proxy, voting instruction form or proxyholder appointments must be received by Broadridge by 10:30 a.m. (Eastern Time) on June 12, 2026 (the "Proxy Deadline") (or, if the Meeting is adjourned or postponed, by 10:30 a.m. (Eastern Time) two business days before the day on which the Meeting is reconvened).

See "Section 1: Voting Information" in the Circular for detailed voting instructions for registered shareholders ("registered shareholders") and non-registered shareholders ("beneficial shareholders") who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary.
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Attending the Meeting

The Meeting will be held online via live audio webcast and shareholders and duly appointed proxyholders can attend the Meeting by visiting www.virtualshareholdermeeting.com/SHOP2026. At the Meeting, shareholders and duly appointed proxyholders will have the opportunity to participate in real time, submit questions and vote their shares by online ballot. Details on how shareholders can participate in the Meeting can be found in the Circular and the Virtual Shareholder Meeting Guide, posted on our website at shopify.com/investors. A high-speed internet connection is recommended. Please ensure you allow for ample time to log in to the Meeting.

Meeting Materials - Notice-and-Access

We are using notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) to deliver the Circular and our Financial Statements to our shareholders. Notice-and-access gives shareholders more choice, reduces our printing and mailing costs, and reduces materials use and energy consumption. You are receiving this Notice with information on how you can access the Circular electronically; however, you will still receive a form of proxy (in the case of registered shareholders) or a voting instruction form (in the case of beneficial shareholders) in the mail for you to vote your shares or submit your voting instructions.

The Circular and our Financial Statements and the accompanying management's discussion and analysis are each available at https://materials.proxyvote.com/82509L, on our website at shopify.com/investors, on SEDAR+ at sedarplus.ca and on EDGAR at sec.gov. All shareholders are reminded to review the Circular before voting.

You may request a paper copy of the Circular and/or our Financial Statements and the accompanying management's discussion and analysis, at no cost to you, at any time prior to the Meeting by calling Broadridge Investor Communication Corporation ("Broadridge") at 1-877-907-7643 or accessing www.proxyvote.com and providing your 16-digit control number. Shareholders should ensure requests for paper copies are received no later than 5:00 p.m. (Eastern Time) on May 29, 2026, in order to receive the Meeting materials on time. After the Meeting, requests may be made by email at IR@Shopify.com or by phone at 1-613-241-2828 ext. 1024. You may request paper copies up to one year from the date the Circular is filed on SEDAR+.

Registered Shareholders

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, submit questions, and vote on the business of the Meeting, if the shares have not been voted in advance of the Meeting or if they wish to change a previously submitted vote. If you would like a person, other than the management nominees identified on the form of proxy to attend and participate online at the Meeting as your proxy and vote your shares, you MUST submit your form of proxy identifying and appointing such proxyholder online at www.proxyvote.com or by returning the form of proxy by mail in the enclosed business reply envelope, by the Proxy Deadline. Registered shareholders must provide their appointed proxyholder with the exact name used for the appointment and the 8-character appointee identification number to allow proxyholders to access the Meeting and vote. Proxyholders can only be validated at the Meeting using the exact name and 8-character appointee identification number entered by the registered shareholder. If registered shareholders do not create an 8-character appointee identification number, their proxyholder will not be able to access and vote at the Meeting.

Beneficial Shareholders

Beneficial shareholders, being shareholders who hold their shares through a broker, financial institution or other intermediary, should carefully follow the instructions set out on their voting instruction form.
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Please note that only registered shareholders and proxyholders are permitted to vote at the Meeting. A beneficial shareholder wishing to vote at the Meeting must appoint themselves as a proxyholder based on the instructions set out on their voting instruction form. Beneficial shareholders who have not appointed themselves as proxyholder will be able to attend the Meeting online in real-time and submit questions, but will not be able to vote at the Meeting. If you are a beneficial shareholder, please refer to "Section 1: Voting Information" in the Circular for additional information on how you may appoint yourself proxyholder, attend the Meeting online and vote your shares electronically at the Meeting.

Dated April 21, 2026
BY ORDER OF THE BOARD OF DIRECTORS,

Michael L. Johnson
Corporate Secretary
Shopify Inc.

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Summary

This summary contains highlights of some of the important information contained in this Circular. This summary does not contain all of the information that you should consider. You should read this entire Circular before voting.

Shareholder Voting Matters

Voting Matter	Board Vote Recommendation	For more information see pages
Election of directors	FOR each nominee	10 - 22
Reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	FOR	23 - 24
Non-binding advisory vote on executive compensation	FOR	24
The shareholder proposal set forth in this Circular	AGAINST	25

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1. Our Director Nominees

Name	Age	Independent	Director Since[1]	Position	Board and Committee Attendance in 2025	Other Public Boards	Votes FOR in 2025
Tobias Lütke	45	No	2004	CEO, Shopify	100%	1	98.18%
Lulu Cheng Meservey	39	Yes	2024	Founder and CEO, Rostra	100%	0	99.81%
Jeanne DeWitt Grosser	44	Yes	New Nominee	Chief Operating Officer, Vercel	N/A	0	N/A
David Heinemeier Hansson	46	Yes	2024	CTO, 37signals	100%	0	99.81%
Jeremy Levine	52	Yes	2011	Partner at Bessemer Venture Partners	86%	1	94.27%
Prashanth Mahendra-Rajah	56	Yes	2024	Senior Advisor, U.S. Department of Commerce	100%	0	99.38%
Joe Natale	62	Yes	2025	Senior Advisor	100%	2	97.65%
Kevin Scott	54	Yes	2024	CTO, Microsoft	100%	0	99.69%
Toby Shannan	56	Yes	2023	Corporate Director	100%	0	99.69%
Fidji Simo	40	Yes	2021	CEO, Applications, OpenAI	89%	0	83.76%

1
After nine years of service, Ms. Goodman will be retiring from the Board following the Meeting. The Nominating and Corporate Governance Committee and the Board are recommending Mrs. Grosser as a nominee for election at the Meeting. The Board of Directors intends to appoint Mrs. Grosser as a member of the Audit Committee and Chair of the Compensation and Talent Management Committee.

2. Reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PricewaterhouseCoopers LLP"), Chartered Professional Accountants, the present Independent Registered Public Accounting Firm of the Company, have acted as the Company's Independent Registered Public Accounting Firm since August 2011. In 2025, 99.35% of votes cast were in favor of reappointing PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.

3. Non-Binding Advisory Vote on Executive Compensation

Shopify is presenting a non-binding advisory vote on the Company's approach to executive compensation as part of our process of shareholder engagement. Please see "Section 2: Business of the Meeting - Non-binding Advisory Vote on Executive Compensation" and "Section 3: Compensation of Executives" of this Circular for more information about our approach to executive compensation.

4. Shareholder Proposal

Shareholders are being asked to consider a shareholder proposal, as further described in "Section 5: Shareholder Proposal" of this Circular. The Board recommends shareholders vote against this proposal, as set out beginning on page 75 of this Circular.
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MANAGEMENT INFORMATION CIRCULAR

GENERAL INFORMATION

Unless otherwise stated, all information contained in this management information circular ("Circular") of Shopify Inc. ("Shopify" or the "Company") is presented as of April 21, 2026, unless otherwise indicated.

Unless the context requires otherwise, references in this Circular to "Shopify", the "Company", "we", "us", or "our", include Shopify and all of its subsidiaries. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders.

Information contained on, or that can be accessed through, our website does not constitute a part of this Circular and is not incorporated by reference herein.

Share Capital

The Company has three classes of shares currently issued and outstanding, which consists of Class A subordinate voting shares ("Class A subordinate voting shares"), Class B multiple voting shares ("Class B restricted voting shares") and the founder share ("Founder Share"). The Company's Class A subordinate voting shares are listed on the Nasdaq Global Select Market (“Nasdaq”) (Nasdaq: SHOP) and on the Toronto Stock Exchange ("TSX") (TSX: SHOP). The Class B restricted voting shares and the Founder Share are not listed on any exchange.

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of Shopify for use at the annual general meeting (the "Meeting") of shareholders of Shopify (the "shareholders"), which will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SHOP2026 on June 16, 2026 at 10:30 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in "Section 2: Business of the Meeting" of this Circular.

Shareholders at the close of business on April 20, 2026, are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. The information shareholders will need to attend and participate in the Meeting is set out in "Section 1: Voting Information" of this Circular.

No person has been authorized to give any information or make any representation in connection with the matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company.

Presentation of Financial Information

We prepare and report our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Our reporting currency is U.S. dollars.

Forward-Looking Statements

This Circular contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including regarding the design and anticipated outcomes of our executive compensation program; the operation of our equity-based compensation plans; and our expectations regarding retention and performance of executives; future shareholder engagement and committee composition. These statements can be identified by words such as "will", "believe",
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"continue", "intend" and “expect” and are based on Shopify's current projections and expectations about future events. Known and unknown risks may cause future events to differ materially from those described. Factors and risks that may cause future events to differ materially from those set out in the forward-looking statements are set out in Shopify's Annual Report on Form 10-K under the heading “Risk Factors” and other filings made with U.S. and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements, which are based on information available as of the date of this Circular and represent expectations and beliefs regarding future events. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.

Currency

We express all amounts in this Circular in U.S. dollars, except where otherwise indicated. References to "$", "US$", "USD" or "U.S. dollars" are to United States of America dollars and references to "C$" or "CAD" are to Canadian dollars.

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NOTICE TO UNITED STATES SHAREHOLDERS

Shopify is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934 ("Exchange Act"). Accordingly, this Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the Nasdaq rules, provided we disclose any significant differences between our governance practices and those required by the Nasdaq. Further information regarding those differences is provided in the applicable sections of this Circular.

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SECTION 1: VOTING INFORMATION

When is the Meeting?

The Meeting will be held at 10:30 a.m. (Eastern Time) on June 16, 2026. The Meeting will be held virtually. Shareholders will be able to attend and participate in the Meeting via live audio webcast at www.virtualshareholdermeeting.com/SHOP2026.

What will I be voting on?

You will be voting on:

a)the election of 10 directors of the Company, who will serve until the end of the next annual shareholders' meeting or until their successors are elected or appointed (see page 10);
b)the reappointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers LLP") as the Independent Registered Public Accounting Firm of the Company and authorizing the directors to fix their remuneration (see page 23);
c)an advisory, non-binding resolution in respect of Shopify's approach to executive compensation (see page 24);
d)the shareholder proposal set forth in this Circular (see page 25); and
e)any other business that may properly come before the Meeting.

The Board of Directors of the Company (the "Board") and management recommend that you vote FOR each of the director nominees nominated in this Circular; FOR the reappointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company and the authorization of the Board to fix their remuneration; FOR the advisory, non-binding resolution in respect of Shopify's approach to executive compensation; and AGAINST the shareholder proposal set forth in this Circular.

Who is soliciting my proxy?

The management of Shopify is soliciting your proxy. The solicitation of proxies will be primarily by mail. However, the directors, officers and employees of the Company may also solicit proxies by telephone, by fax, by internet, in writing, or in person. The Company may also use the services of outside firms to solicit proxies.

Who pays for the proxy solicitation?

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy materials to non-registered shareholders, being shareholders whose Shopify shares are held in the name of a nominee ("beneficial shareholders").

Who is entitled to vote?

The holders of Class A subordinate voting shares, Class B restricted voting shares and the Founder Share, as at the close of business on April 20, 2026, or their duly appointed proxyholders or representatives, are entitled to vote at the Meeting.

How many votes do I have?

Holders of the Company's Class A subordinate voting shares have 1 vote for every share, holders of the Company's Class B restricted voting shares have 10 votes for every share owned and the Founder Share
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is entitled to a variable number of votes. See the paragraph entitled "Voting Securities and Principal Holders" at the end of this section for further details.

What are the voting requirements?

The election of directors, the appointment of the Independent Registered Public Accounting Firm, the approval of the advisory, non-binding resolution on the Company's approach to executive compensation, and the vote on the shareholder proposal will each be determined by a majority of votes cast by shareholders present or represented by proxy at the Meeting. For details concerning the majority voting requirements with respect to the election of directors, please refer to "Section 4: Corporate Governance Policies and Practices - Majority Voting" of this Circular.

What is the quorum requirement for the Meeting?

A quorum is present at the Meeting if the holders of at least 25% of the shares entitled to vote at the Meeting attend the Meeting online or are represented by proxy, and at least 2 persons entitled to vote at the Meeting are present at the Meeting online or represented by proxy. A quorum need not be present throughout the Meeting provided that a quorum is present at the opening of the Meeting. If a quorum is not present at the time appointed for the opening of the Meeting or within a reasonable time after, the shareholders present or represented by proxy may adjourn the Meeting to a fixed time and place but may not transact any other business.

How do I know if I am a registered shareholder or a beneficial shareholder?

You are a registered shareholder if your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc.

You are a beneficial shareholder if your shares are held in the name of a nominee, such as a securities broker, bank, trustee, or other financial institution (an "Intermediary"). Employees who hold shares through Shopify's equity platform in connection with shares issued under our equity plans are beneficial shareholders.

How do I attend and participate in the Meeting?

The Meeting will be held virtually via live audio webcast to enable global participation regardless of physical location or mobility challenges. Shareholders can participate, submit questions, and vote over the internet from any location around the world. In order to participate in real-time, submit questions, and vote at the Meeting, shareholders and duly appointed proxyholders should review and follow the instructions below.

Registered shareholders and duly appointed proxyholders will be able to attend, participate in, ask questions, and vote at the Meeting at www.virtualshareholdermeeting.com/SHOP2026. If you are a beneficial shareholder and wish to personally attend and vote at the Meeting, you must appoint yourself as proxyholder by following the instructions provided by your Intermediary.

To access the Meeting, registered shareholders must enter the 16-digit control number included on their form of proxy. Duly appointed proxyholders, including beneficial shareholders who appoint themselves as proxyholder, must use the EXACT NAME used for the appointment and the 8-character "Appointee Identification Number" to access the Meeting and vote. Shareholders must submit their form of proxy appointing a proxyholder by the proxy deadline or the appointee will not be able to access and vote at the Meeting (see additional details below). Beneficial shareholders who have not appointed themselves as proxyholder will be able to use the 16-digit control number located on their voting instruction form to attend the Meeting and submit questions, but will not be able to vote at the
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Meeting. Guests will be able to attend the Meeting, but will not be able to submit questions or vote. To attend as a guest, go to www.virtualshareholdermeeting.com/SHOP2026.

The Meeting platform is fully supported across browsers and it is recommended that devices run the most up to date versions of their applicable software. A high-speed internet connection is also recommended. The Meeting will begin promptly at 10:30 a.m. (Eastern Time) on June 16, 2026. Online check-in will begin starting 15 minutes prior at 10:15 am (Eastern Time). You should allow ample time for check-in procedures.

If you encounter any difficulties accessing the Meeting during check-in or during the Meeting time, please call the technical support number that will be posted on the Meeting login page.

Registered and beneficial shareholders as of the close of business on April 20, 2026 (the record date for the Meeting), and duly appointed proxyholders, may submit questions during the Meeting online when a question period is opened. Questions may be submitted in the field provided in the web portal for the Meeting. Questions will be addressed in accordance with the Meeting protocol, which will be available on the Company's website, and questions on the same topic or otherwise related will be grouped, summarized, and addressed at the same time. If there are matters of individual concern to a shareholder that are not of general concern to all shareholders, such matters may be raised separately after the Meeting by contacting the Shopify Investor Relations team at IR@shopify.com.

How do I vote if I am a registered shareholder?

If you are a registered shareholder, you can vote your shares using the methods described below.

By internet:

Visit www.proxyvote.com. You will need your 16-digit control number located on your form of proxy. The voting cut off is 10:30 a.m. (Eastern Time) on June 12, 2026.

By telephone:

Call Broadridge Investor Communication Corporation ("Broadridge") at 1-800-474-7493 (English) or 1-800-474-7501 (French). You will need your 16-digit control number located on your form of proxy. The voting cut off is 10:30 a.m. (Eastern Time) on June 12, 2026.

By mail:

Complete, sign and date the form of proxy and return the form of proxy in the business reply envelope to Broadridge at Data Processing Centre, P.O. Box 3700 STN Industrial Park, Markham, Ontario, L3R 9Z9. Broadridge must receive the form of proxy by 10:30 a.m. (Eastern Time) on June 12, 2026.

At the Meeting:

Go to www.virtualshareholdermeeting.com/SHOP2026 at least 15 minutes before the Meeting begins and enter your 16-digit control number included in your form of proxy and click "Enter Here". Follow the instructions to access the Meeting and vote when prompted.

Shareholders are encouraged to vote in advance of the Meeting. Even if you currently plan to participate in the live audio webcast for the Meeting, you are encouraged to consider voting your shares in advance, so that your vote will be counted if you later decide not or are unable to attend the Meeting for any reason. In the case of any postponement or adjournment of the Meeting, the above noted deadline will be two (2) business days prior to the Meeting.
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How do I vote if I am a beneficial shareholder?

In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, the Company has distributed copies of the Notice of Meeting and the form of proxy to Intermediaries for onward distribution to beneficial shareholders. Intermediaries are required to forward these materials, along with a voting instruction form, to all beneficial shareholders for whom they hold shares unless the shareholder has waived its right to receive them. Every Intermediary provides its own voting instructions and deadlines, which you should follow carefully to ensure your shares are voted at the Meeting.

The majority of Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge. Broadridge typically mails its own voting instruction forms, which contain instructions for beneficial shareholders to vote their shares by calling a toll-free telephone number, by accessing a website or by completing and returning the voting instruction form to Broadridge by mail. Broadridge then tabulates the results of all instructions received and provides directions respecting the voting of shares to be represented at the Meeting. A beneficial shareholder receiving a voting instruction form from Broadridge cannot use that voting instruction form to vote shares directly with the Company. The voting instruction form must be returned as directed by Broadridge in advance of the Meeting in order to have the shares voted.

How do I appoint a proxyholder to represent me at the Meeting?

The persons named in the form of proxy and voting instruction form are officers of the Company. Each shareholder has the right to appoint a person other than the persons designated in the form of proxy or voting instruction form, who need not be a shareholder, to participate in the Meeting and vote on such shareholder's behalf at the Meeting. If you are a registered shareholder, this appointment may be completed online at www.proxyvote.com or by using the form of proxy to designate an "Appointee Name" and an 8-character "Appointee Identification Number".

Shareholders who wish to appoint a proxyholder to represent them at the Meeting (including beneficial shareholders who wish to appoint themselves as proxyholder) must submit their appointment and ensure it is received by Broadridge no later than 10:30 a.m. (Eastern Time) on June 12, 2026 (the proxy deadline). Shareholders must provide their appointed proxyholder with the EXACT NAME used for the appointment and the 8-CHARACTER APPOINTEE IDENTIFICATION NUMBER to allow appointees to access the Meeting and vote.

Any vote cast at the Meeting by online ballot will revoke any proxy previously submitted. If you do not want to revoke a previously submitted proxy, you should NOT vote at the Meeting (but you may still attend and participate).

If you are a beneficial shareholder, this appointment may be completed by following instructions in the voting instruction form provided to you by your respective Intermediary.

As a duly appointed proxyholder (appointee), it is essential that you cast your vote online during the Meeting for your vote be counted. If your vote is not submitted during the Meeting, your vote will not be counted.

How will my proxy be voted?

On the form of proxy, you can indicate how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you have specified on the form of proxy how you want your shares to be voted on a particular issue (by marking FOR or AGAINST, as applicable), then your proxyholder must vote your shares accordingly.

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Unless contrary instructions are provided, the shares represented by proxies received by management will be voted:

•FOR the election of each of the 10 director nominees nominated in this Circular;
•FOR the reappointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm, and authorizing the directors to fix their remuneration;
•FOR the non-binding advisory resolution in respect of Shopify's approach to executive compensation; and
•AGAINST the shareholder proposal set forth in this Circular.

What if there are amendments or if other matters are brought before the Meeting?

The form of proxy gives the persons named on it authority to use their discretion in voting on amendments or variations to matters identified in the Notice or on any matter that may properly come before the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

As of the date of this Circular, management is not aware that any other matter is to be presented for action at the Meeting. If, however, other matters properly come before the Meeting, the persons named on the form of proxy will vote on them in accordance with their judgment, pursuant to the discretionary authority conferred by the form of proxy.

What if I want to change or revoke my proxy after I've given it?

If you are a registered shareholder, you can change or revoke your proxy prior to it being acted upon at the Meeting by:

•submitting written notice to the Company at corpgov@shopify.com not later than the last business day before the day of the Meeting or any adjournment or postponement thereof;
•submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above by no later than 10:30 a.m. (Eastern Time) on June 12, 2026;
•voting online at the Meeting; or
•any other manner permitted by law.

If you are a beneficial shareholder, you can change or revoke your proxy by following the instructions provided to you by your respective Intermediary. Beneficial shareholders who have voted and wish to change their voting instructions should contact their Intermediary as soon as possible to ensure changes are communicated sufficiently in advance of the Meeting.

Who counts the votes?

Votes are counted and tabulated by Broadridge.

Is my vote confidential?

The confidentiality of individual shareholder votes is preserved, except (a) where the shareholder clearly intends to communicate his or her individual position to management, (b) where the validity of the form is in question, or (c) as necessary to comply with legal requirements.

Why is Shopify holding a virtual-only Meeting?

We will hold our Meeting in virtual-only format, conducted via live audio webcast. Shareholders will have an equal opportunity to participate in real time, submit questions, and vote at the Meeting online through a web-based platform, regardless of their geographic location. Shareholders are encouraged to
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vote in advance of the Meeting at www.proxyvote.com, as further described above. If you are a beneficial shareholder, please carefully follow the instructions provided above.

Who should I contact if I have questions?

If you have questions regarding the information contained in this Circular, you may contact Shopify's Investor Relations Department by phone at 1-613-241-2828 ext. 1024, or by email at IR@shopify.com.

If you require assistance in completing the form of proxy you may contact Broadridge by telephone toll free at 1-844-916-0609 (English) or 1-844-973-0593 (French). If you are a beneficial shareholder and have questions about your voting instruction form, please contact your Intermediary.

Voting Securities and Principal Shareholders
The Company has three classes of shares currently issued and outstanding: (i) Class A subordinate voting shares, (ii) Class B restricted voting shares, and (iii) the Founder Share.
The Class B restricted voting shares can be converted at any time at the option of the holder into Class A subordinate voting shares on a 1:1 basis. The Founder Share provides a variable number of votes that represent, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by Mr. Tobias Lütke, his immediate family and affiliates, at least 40% of the aggregate voting power attached to all of the Company’s outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of Mr. Tobias Lütke and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company’s outstanding voting shares.
As at April 21, 2026, 1,220,302,290 Class A subordinate voting shares, 78,073,584 Class B restricted voting shares, one Founder Share and no preferred shares were issued and outstanding. The Class A subordinate voting shares represent 93.99% of the total issued and outstanding shares and 59.90% of the aggregate voting power attached to all of the Company's outstanding voting shares. The Class B restricted voting shares represent 6.01% of the total issued and outstanding shares and 38.32% of the aggregate voting power attached to all of the Company's outstanding voting shares. The Founder Share represents a de minimis percentage of the total issued and outstanding shares and 1.78% of the aggregate voting power attached to all of the Company's outstanding voting shares.
As at April 21, 2026, the only person or entity who, to the knowledge of the directors and executive officers of the Company, directly or indirectly beneficially owns or exercises control or direction over more than 5% of any class of shares of the Company, is the Company's Chief Executive Officer ("CEO"), Tobias Lütke. The approximate number of shares owned, controlled or directed by Mr. Lütke, together with the percentage of the class of shares so owned, controlled or directed as at April 21, 2026, is set forth in the table below.

Class of Shares	Number of Shares Owned, Controlled or Directed	Percentage of Outstanding Class Owned, Controlled or Directed	Percentage of Votes Attaching to all Outstanding Shares Owned, Controlled or Directed
Class A Subordinate Voting Shares	1,548,000(1)	0.13%	0.08%
Class B Restricted Voting Shares	77,750,132(2)	99.59%	38.16%
Founder Share(3)	1	100%	1.78%
Aggregate voting power attached to all of the Company's outstanding voting shares			40.02%

1
Consists of 1,290,000 Class A subordinate voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own and 258,000 Class A subordinate voting shares held by Thistledown Foundation, which Mr. Lütke is deemed to beneficially own.

2
Consists of 66,130,362 Class B restricted voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, and 11,619,770 Class B restricted voting shares held directly by Mr. Lütke.

3
See "Section 4: Corporate Governance Policies and Practices - Share Structure" of this Circular. The Founder Share provides a variable number of votes and takes into account the number of Class B restricted voting shares held directly or indirectly by Mr. Lütke.

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SECTION 2: BUSINESS OF THE MEETING

Report of the Directors and Consolidated Financial Statements

The Company is using notice-and-access to deliver its audited consolidated financial statements for the fiscal year ended December 31, 2025 (the "Financial Statements") to its shareholders. The Financial Statements, including Management's Report on Internal Control over Financial Reporting and the Report of Independent Registered Public Accounting Firm thereon and management's discussion and analysis (the "MD&A") are included with the Company's Annual Report on Form 10-K, which is accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov, and on our website at shopify.com/investors/financial-reports. Shareholders may request to receive paper copies of the Financial Statements and MD&A, at no cost, by following the instructions on the notice-and-access notice.

1. Election of Directors

Our current Board consists of 10 directors: Tobias Lütke, Joe Natale, Gail Goodman, David Heinemeier Hansson, Jeremy Levine, Prashanth Mahendra-Rajah, Lulu Cheng Meservey, Kevin Scott, Toby Shannan, and Fidji Simo. After nine years of service, Ms. Goodman will be retiring from the Board following the Meeting. The Nominating and Corporate Governance Committee and the Board are recommending Mrs. Grosser as a director nominee for election at the Meeting. Each of the 10 director nominees identified in this section will be nominated for election to the Board at the Meeting. Nine of these nominees were elected at Shopify's previous annual meeting of shareholders. Mrs. Grosser is standing for election for the first time at the Meeting.

Pursuant to the Canada Business Corporations Act ("CBCA"), at least 25% of our directors must be resident Canadians. Furthermore, under the CBCA, no business may be transacted at a meeting of our Board unless 25% of the directors present are resident Canadians. The minimum number of directors we may have is one and the maximum number we may have is 10, as set out in our restated articles of incorporation. The CBCA provides that any amendment to our articles to increase or decrease the minimum or maximum number of our directors requires the approval of our shareholders by a special resolution.

Under the CBCA, a director may be removed with or without cause by a resolution passed by a majority of the votes cast by shareholders attending the meeting themselves or by proxy at a special meeting and who are entitled to vote. The directors are elected at the annual meeting of shareholders and the term of office for each of the directors will expire at the time of our next annual shareholders meeting. Our restated articles of incorporation provide that, between annual meetings of our shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of directors elected at the last meeting of our shareholders. Shopify is governed by the statutory majority voting requirements set forth in the CBCA. See "Section 4: Corporate Governance Policies and Practices - Majority Voting" of this Circular for more information.

Set forth below are the names of the 10 individuals who are proposed as nominees for election as directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected or appointed. The resolution to elect directors will be voted upon by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting.

Unless authority is withheld, the management nominees named in the form of proxy intend to vote FOR the election of each of the director nominees proposed below, nine of whom are, on the date of the Meeting, serving as directors of the Company.

If any nominee is, for any reason, unavailable to serve as a director, proxies in favor of management nominees will be voted for another properly qualified nominee at their discretion unless authority has been withheld in the form of proxy.
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Tobias Lütke co-founded Shopify in September 2004, and has served as a member of our Board since that time. Mr. Lütke has served as our Chief Executive Officer since April 2008. Prior to that, Mr. Lütke acted as our Chief Technology Officer between September 2004 and April 2008. Mr. Lütke worked on the core team of the Ruby on Rails framework and has created many popular open source libraries such as Active Merchant. Mr. Lütke currently serves on the board of Coinbase Global, Inc. (Nasdaq).

2025 Board and Committee Attendance
Mr. Lütke is the Chair of our Board. Mr. Lütke does not sit on any Board committees. He attended all Board meetings held in 2025.
Current Public Directorships
Mr. Lütke currently serves on the Board of Directors of Coinbase Global, Inc. (Nasdaq).
Securities Held
Shares: Thistledown Foundation and 7910240 Canada Inc., each of which Mr. Lütke is deemed to beneficially own, currently hold 1,548,000 Class A subordinate voting shares. In addition, Mr. Lütke and 7910240 Canada Inc. currently hold 77,750,132 Class B restricted voting shares and one Founder Share. This represents 40.02% of the aggregate voting power attached to all of the Company's outstanding voting shares (see "Section 1: Voting Information - Voting Securities and Principal Shareholders" and "Section 4: Corporate Governance Policies and Practices - Share Structure" of this Circular).

Tobias Lütke
45 Ontario, Canada Director since 2004 Non-Independent
Options: Mr. Lütke currently holds 4,220,314 options to purchase Class A subordinate voting shares under our Third Amended and Restated Stock Option Plan (the "Stock Option Plan").

RSUs: Mr. Lütke currently holds 140,275 Restricted Share Units ("RSUs") under our Third Amended and Restated Long Term Incentive Plan (the "LTIP").
2025 Annual Meeting Votes
Mr. Lütke received 98.18% of all votes cast at our 2025 annual meeting of shareholders.

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Lulu Cheng Meservey has been a member of our Board since June 2024. She is the founder and Chief Executive Officer of Rostra, a strategic communications firm for founder-led companies. Prior to founding Rostra, Ms. Meservey first served as a board member of Activision Blizzard, one of the world’s largest interactive entertainment companies, from April 2022 to October 2022, then served as its Executive Vice President, Corporate Affairs and Chief Communications Officer, from October 2022 to January 2024. Prior to Activision Blizzard, Ms. Meservey served as the Vice President of Communications at Substack, an online platform for independent publishers of newsletters and podcasts, and co-founded the communications agency TrailRunner International, serving as its Chief Operating Officer from May 2016 to January 2021 and as its President from January 2021 to June 2021. From 2013 to 2016, Ms. Meservey worked in the office of the chairman at McLarty Associates (formerly Kissinger McLarty), a global strategic advisory firm headquartered in Washington, D.C., and she continued to serve as an advisor from 2016 to 2021. Her prior experience includes positions with the World Bank, where she advised on international open data initiatives, the MIT Lincoln Laboratory, where she worked on an international framework of norms in cyberspace, and as a financial analyst at J.P. Morgan. Ms. Meservey holds a Bachelor of Arts in Political Science from Yale University and a Master of Arts, Law and Diplomacy, International Relations, from the Fletcher School at Tufts University.

Lulu Cheng Meservey 39 Pennsylvania, United States Director since 2024 Independent

2025 Board and Committee Attendance
Ms. Meservey does not sit on any Board committees. She attended all Board meetings held in 2025.
Current Public Directorships
None.
Securities Held
Shares: Ms. Meservey currently owns 8,175 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Ms. Meservey currently holds 4,741 RSUs under our LTIP.
DSUs: Ms. Meservey currently holds 666 DSUs under our LTIP.
2025 Annual Meeting Votes
Ms. Meservey received 99.81% of all votes cast at our 2025 annual meeting of shareholders.

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Jeanne DeWitt Grosser is the Chief Operating Officer of Vercel, Inc. ("Vercel"), a role she has held since March 2025. Prior to becoming Chief Operating Officer, Mrs. Grosser served as an advisor to Vercel from September 2023 to March 2025. Before joining Vercel as Chief Operating Officer, Mrs. Grosser spent approximately nine years at Stripe Inc., where she served in a number of senior roles including Chief Business Officer from January 2024 to March 2025, Global Head of Partnerships from November 2022 to January 2024, and Head of Americas Revenue & Growth from February 2016 to November 2022. Previously, Mrs. Grosser was the Chief Revenue Officer at Dialpad and a Director of SMB and Mid-Market Sales at Google. Mrs. Grosser holds a Bachelor of Arts from Duke University and a Master of Business Administration from the Stanford Graduate School of Business.

2025 Board and Committee Attendance
Not applicable.
Current Public Directorships
None.

Jeanne DeWitt Grosser 44 California, United States Director Nominee Independent	Securities Held None. 2025 Annual Meeting Votes Not applicable.
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David Heinemeier Hansson has been a member of our Board since November 2024. He is the Co-Owner and Chief Technology Officer of 37signals, the company behind Basecamp, HEY, and ONCE. He is also the creator of Ruby on Rails, a pioneering open-source web application framework that he continues to develop today. As a best-selling author, Mr. Heinemeier Hansson has co-written several notable books, including "REWORK," "It Doesn’t Have to Be Crazy at Work," "REMOTE: Office Not Required," and "Getting Real," alongside Jason Fried. He is also a regular contributor to Hey World and frequently shares his expertise on various podcasts. Mr. Heinemeier Hansson earned a degree in Computer Science and Business Administration from Copenhagen Business School.
2025 Board and Committee Attendance
Mr. Heinemeier Hansson does not sit on any Board committees. He attended all Board meetings held in 2025.
Current Public Directorships
None.

David Heinemeier Hansson 46 Oregon, United States Director since 2024 Independent
Securities Held
Shares: Mr. Heinemeier Hansson currently owns 1,360 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Heinemeier Hansson currently holds 4,091 RSUs under our LTIP.
DSUs: Mr. Heinemeier Hansson currently holds 436 DSUs under our LTIP.
2025 Annual Meeting Votes
Mr. Heinemeier Hansson received 99.81% of all votes cast at our 2025 annual meeting of shareholders.

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Jeremy Levine has been a member of our Board since February 2011. Since January 2007, Mr. Levine has been a Partner at Bessemer Venture Partners, a venture capital firm he joined in May 2001. Mr. Levine currently serves on the board of directors of Stubhub Holdings, Inc. (NYSE) and on the boards of a number of privately held companies. Mr. Levine holds a B.S. degree in Computer Science from Duke University.
2025 Board and Committee Attendance
Mr. Levine attended all Nominating and Corporate Governance Committee meetings and four of five Board meetings held in 2025.
Current Public Directorships
Mr. Levine currently serves on the Board of Directors of Stubhub Holdings, Inc. (NYSE).
Securities Held
Shares: Mr. Levine currently owns 720,520 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.

Jeremy Levine 52 New York, United States Director since 2011 Independent	2025 Annual Meeting Votes Mr. Levine received 94.27% of all votes cast at our 2025 annual meeting of shareholders.

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Prashanth Mahendra-Rajah has been a member of our Board since June 2024. He currently serves as Senior Advisor to the U.S. Secretary of Commerce. Prior to this appointment, Mr. Mahendra-Rajah served as the Chief Financial Officer of Uber (NYSE) from November 2023 to February 2026, where he led the company's accounting, corporate development, investor relations, strategic finance, tax, and treasury teams around the world. Prior to this, Mr. Mahendra-Rajah served as Chief Financial Officer of Analog Devices, a global leader in the design and manufacturing of analog, mixed signal, and DSP integrated circuits, and further as Chief Financial Officer of WABCO Holdings Inc., a global supplier of commercial vehicle technologies. He has also previously served as Division CFO and in other financial leadership roles at Applied Materials, Visa, and United Technologies. Mr. Mahendra-Rajah was recognized by Institutional Investor magazine as a Top CFO in 2020, 2021, 2022 and 2023 by equity research analysts. Mr. Mahendra-Rajah serves on the board of advisors and on the finance committee for the Isabella Stewart Gardner Museum in Boston and is a member of the advisory board for the School of Engineering, Department of Computer and Electrical Engineering at the University of Michigan. Mr. Mahendra-Rajah holds a B.S. in chemical engineering from the University of Michigan, an M.S. in engineering from Johns Hopkins University, and an M.B.A. from the Krannert School of Management at Purdue University.

Prashanth Mahendra-Rajah 56 New York, United States Director Since 2024 Independent

2025 Board and Committee Attendance
Mr. Mahendra-Rajah attended all Audit Committee and Board meetings held in 2025.
Current Public Directorships
None.
Securities Held
Shares: Mr. Mahendra-Rajah currently owns 8,380 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Mahendra-Rajah currently holds 4,741 RSUs under our LTIP.
DSUs: Mr. Mahendra-Rajah currently holds 995 DSUs under our LTIP.
2025 Annual Meeting Votes
Mr. Mahendra-Rajah received 99.38% of all votes cast at our 2025 annual meeting of shareholders.

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Joe Natale has been a member of our Board since June 2025. Mr. Natale has over 30 years of experience in high-growth technology and telecommunications. From 2017 to 2021, he served as President and Chief Executive Officer of Rogers Communications. Prior to his role at Rogers, Mr. Natale served as President and CEO of TELUS, where he was instrumental in transforming the company into a leading national brand. He began his career as a software engineer and later co-founded a systems integration consulting firm acquired by KPMG. At KPMG Consulting, Mr. Natale held successive leadership roles, including Managing Partner for Consulting in Canada and Global Managing Director in consumer markets, advising Fortune 500 companies. He has served as a director for Rogers, TELUS, TD Bank, Livingston International, Home Capital, and Celestica, and currently sits on the board of Sun Life and on the advisory board of Altas Partners. Additionally, he is a board member and advisor to the Creative Destruction Lab, a global startup accelerator with locations in six countries, and serves as a trustee of SickKids Hospital in Toronto. Mr. Natale holds a degree in Electrical Engineering from the University of Waterloo.

Joe Natale 62 Ontario, Canada Director since 2025 Independent

2025 Board and Committee Attendance
 Since joining the Board in June 2025, Mr. Natale has attended all Board and committee meetings.
Current Public Directorships
Mr. Natale currently serves on the Board of Directors of Sun Life Financial (TSX, NYSE, PSE) and Uniti Group, Inc. (Nasdaq).
Securities Held
Shares: Mr. Natale currently owns 2,985 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Natale currently holds 5,125 RSUs under our LTIP.
DSUs: Mr. Natale currently holds 346 DSUs under our LTIP.
2025 Annual Meeting Votes
Mr. Natale received 97.65% of all votes cast at our 2025 annual meeting of shareholders.

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Kevin Scott has been a member of our Board since July 2024. Mr. Scott is the Executive Vice President and Chief Technology Officer at Microsoft (MSFT), where he shapes the technical vision to achieve Microsoft's mission and fosters a dynamic environment for engineers and researchers. With a 20-year career in academia and industry, Mr. Scott has held key roles at some of the most influential companies in technology, including Senior VP of Engineering at LinkedIn, where he led the company through its IPO and a period of rapid growth. At Google, he led mobile ads engineering and oversaw the integration of AdMob's $750 million acquisition. Mr. Scott hosts the "Behind the Tech" podcast and authored "Reprogramming the American Dream." Mr. Scott is a co-inventor on several patents and he has also authored several publications on dynamic binary rewriting, cited hundreds of times in scholarly research. Mr. Scott holds an M.S. from Wake Forest University and a B.S. from Lynchburg College, with extensive Ph.D. work in computer science at the University of Virginia.

2025 Board and Committee Attendance
Mr. Scott does not sit on any Board committees. He attended all Board meetings held in 2025.
Current Public Directorships
None.

Kevin Scott 54 California, United States Director since 2024 Independent
Securities Held
Shares: Mr. Scott currently owns 2,897 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Scott currently holds 4,974 RSUs under our LTIP.
DSUs: Mr. Scott currently holds 596 DSUs under our LTIP.
2025 Annual Meeting Votes
Mr. Scott received 99.69% of all votes cast at our 2025 annual meeting of shareholders.

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Toby Shannan has been a member of our Board since January 2023. Mr. Shannan was formerly Chief Operating Officer of Shopify from September 2020 to September 2022 and spent 12 years leading Shopify’s global operations as well as its customer support and service strategy. Prior to joining Shopify, Mr. Shannan also held the role of Vice President, Sales and Marketing, at DNA Genotek. Mr. Shannan is a board member and trustee at the Santa Fe Institute.

2025 Board and Committee Attendance
Mr. Shannan does not sit on any Board committees. He attended all Board meetings held in 2025.
Current Public Directorships
None.
Securities Held
Shares: Mr. Shannan currently holds 251,020 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Mr. Shannan currently holds 2,076 RSUs under our LTIP. DSUs: Mr. Shannan currently holds 1,581 DSUs under our LTIP.
Toby Shannan	2025 Annual Meeting Votes
56 Ontario, Canada Director since 2023 Independent	Mr. Shannan received 99.69% of all votes cast at our 2025 annual meeting of shareholders.

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Fidji Simo has been a member of our Board since December 2021. Ms. Simo is the Chief Executive Officer of Applications at OpenAI. Ms. Simo previously was the Chief Executive Officer of Instacart (Nasdaq) from August 2021 to August 2025. Prior to Instacart, Ms. Simo held a variety of positions over 10 years with increasing responsibility at Facebook (now Meta), ultimately serving as the Vice President and Head of the Facebook app. Ms. Simo began her career as a strategy manager at eBay. Ms. Simo also serves as co-founder and board member of the Metrodora Institute and President of the Metrodora Foundation, and is the co-founder of Women in Product, a non-profit organization. Ms. Simo holds a Master of Management from HEC Paris.
2025 Board and Committee Attendance
Ms. Simo attended all Compensation and Talent Management Committee meetings and four of five Board meetings held in 2025.
Current Public Directorships
None.

Fidji Simo 40 California, United States Director since 2021 Independent
Securities Held
Shares: Ms. Simo currently owns 15,476 Class A subordinate voting shares. This represents less than 1% of votes attaching to all of the Company's outstanding voting shares.
RSUs: Ms. Simo currently holds 2,078 RSUs under our LTIP.
DSUs: Ms. Simo currently holds 1,042 DSUs under our LTIP.
2025 Annual Meeting Votes
Ms. Simo received 83.76% of all votes cast at our 2025 annual meeting of shareholders.

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Corporate Cease Trade Orders, Bankruptcy or Securities Penalties

To the knowledge of Shopify, none of the proposed directors is at the date hereof or has been, in the last 10 years before the date hereof, a director, Chief Executive Officer or Chief Financial Officer of any company, including Shopify, that (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemptions under securities legislation, that was in effect for a period of more than 30 consecutive days (an "Order") that was issued while the proposed director was acting in such capacity; or, (ii) was subject to an Order that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO, or CFO.

To the knowledge of Shopify, none of the proposed directors is at the date hereof or has been in the 10 years before the date hereof, a director or executive officer of a company, including Shopify, that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for:

•Jeremy Levine, who, until June 4, 2018, was a board member of Onestop Internet Inc., a corporation that made an assignment for the benefit of creditors on June 4, 2018. The sale of assets and the liquidation has been completed and any arrangements with creditors have been or are expected to be settled. Jeremy Levine was also a board member, until May 29, 2019, of Rabbit, Inc., a corporation that made an assignment for the benefit of creditors on May 24, 2019. The liquidation has been completed.
•Fidji Simo, who, until November 24, 2020, was a board member of Cirque du Soleil Entertainment Group, a corporation that filed for protection under the Companies' Creditors Arrangement Act ("CCAA") in Canada and Chapter 15 in the United States on June 30, 2020. On November 24, 2020, the company announced the closing of a sale transaction with the company's secured creditors and its emergence from CCAA and Chapter 15 protection.

To the knowledge of Shopify, none of the proposed directors has, within the last 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his or her assets.

To the knowledge of Shopify, none of the proposed directors has at the date hereof, been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company's board of directors. For purposes of the Nasdaq rules, an independent director means a person who, in the opinion of our Board, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under National Instrument 58-101 – Disclosure of Governance Practices adopted by the Canadian Securities Administrators ("NI 58-101"), a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110 – Audit Committees ("NI 52-110").

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Pursuant to our Board Charter, our Board shall be comprised of a majority of independent directors within the meaning of the applicable listing standards of the Nasdaq and National Policy 58-201 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators ("NP 58-201").

Our Board has undertaken a review of the independence of each existing and proposed director. Based on information provided by each director and director nominee concerning their background, employment and affiliations, our Board has determined that Messrs. Heinemeier Hansson, Levine, Mahendra-Rajah, Natale, Scott, and Shannan, and Mses. Grosser, Simo, and Meservey, are "independent" as that term is defined under the listing standards of the Nasdaq and applicable securities laws. The majority of the current Board (9 out of 10) and the director nominees (9 out of 10) are independent. In making this determination, our Board considered the current and prior relationships that each non-employee director and director nominee has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each such person. Mr. Lütke is not independent due to his role as the Company's Chief Executive Officer.

Director Interlocks

Members of our Board are also members of the boards of other companies. An interlock occurs when two Board members also serve together on the board of another company. Pursuant to Shopify's Corporate Governance Guidelines, there shall be no more than two board interlocks at any given time. Currently, there are not more than two board interlocks.

Composition of Board Committees1

Pursuant to the Charters of each of the Audit Committee, the Compensation and Talent Management Committee, and the Nominating and Corporate Governance Committee, each committee is to be comprised of only independent directors. The following are the directors who served on each of the Board committees as of the date of this Circular:

Audit Committee	Compensation and Talent Management Committee[2]	Nominating and Corporate Governance Committee
Prashanth Mahendra-Rajah (Chair)	Gail Goodman (Chair)	Joe Natale (Chair)
Joe Natale	Joe Natale	Jeremy Levine
Gail Goodman	Fidji Simo

1	Mr. Heinemeier Hansson, Ms. Meservey, Mr. Scott and Mr. Shannan do not currently sit on any Board committees. After nine years of service, Ms. Goodman will be retiring from the Board after the Meeting. The Nominating and Corporate Governance Committee and the Board are recommending Mrs. Grosser as a nominee for election at the Meeting. The Board intends to appoint Mrs. Grosser as a member of the Audit Committee and Chair of the Compensation and Talent Management Committee following the Meeting.
2
As of the date of this Circular, Ms. Simo served on the Compensation and Talent Management Committee. Following the date of this Circular, Ms. Simo temporarily stepped down from the Compensation and Talent Management Committee. She continues to serve as a director.

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2. Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Chartered Professional Accountants, has acted as the Company's Independent Registered Public Accounting Firm since August 2011. In order to be effective, the resolution to reappoint PricewaterhouseCoopers as the Company's Independent Registered Public Accounting Firm and to authorize the Board to fix their remuneration must be approved by a majority of votes cast by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting. In 2025, 99.35% of votes cast at our annual meeting of shareholders were in favor of reappointing PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.

Unless authority is withheld, the management nominees named in the form of proxy intend to vote FOR the reappointment of PricewaterhouseCoopers LLP, the present Independent Registered Public Accounting Firm of the Company, as the Independent Registered Public Accounting Firm of the Company, to hold office until the next annual meeting of shareholders and to authorize the Board to fix their remuneration.

Auditor Evaluation

The Audit Committee reviews, with senior financial management and the Independent Registered Public Accounting Firm, on an annual basis, the performance of the Independent Registered Public Accounting Firm and auditor independence and rotation.

Auditor Service Fees

The aggregate amounts paid or accrued by the Company with respect to fees paid to PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, for audit (including separate audits of wholly-owned and non-wholly owned entities, financings, regulatory reporting requirements and SOX related services), audit-related, tax and other services in the years ended December 31, 2025 and 2024 were as follows (in millions):

Fees	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees	3.89	3.47
Audit-Related Fees	—	—
Tax Fees	0.09	0.15
All Other Fees	0.09	0.03
Total	4.07	3.65

Audit fees relate to the audit of our annual consolidated financial statements, the review of our unaudited interim condensed consolidated financial statements, and statutory audits of certain of our wholly-owned subsidiaries' financial statements.

Audit-related fees consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees".

Tax fees relate to assistance with tax compliance, tax planning and various tax advisory services.

Other fees are any additional amounts for products and services provided by the principal accountants other than the services reported above under "Audit Fees", "Audit-Related Fees" and "Tax Fees".

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Audit Committee Pre-Approval Policies and Procedures

From time to time, management may recommend to and request approval from the Audit Committee for audit and non-audit services to be provided by the Company's independent registered public accounting firm. The Audit Committee considers such requests, if applicable, on a quarterly basis, and if acceptable, pre-approves such audit and non-audit services. During such deliberations, the Audit Committee assesses, among other factors, whether the services requested would be considered "prohibited services" as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the Company's registered public accounting firm.

The Audit Committee considered and agreed that the fees paid to the Company's independent registered public accounting firm in the years ended December 31, 2025 and 2024 are compatible with maintaining the independence of the Company's registered public accounting firm. Since the implementation of the Audit Committee pre-approval process in November 2015, all audit and non-audit services rendered by our independent registered public accounting firm have been pre-approved by the Audit Committee.

3. Non-binding Advisory Vote on Executive Compensation

Shopify is presenting a non-binding advisory vote on the Company's approach to executive compensation. Shopify provides shareholders with executive compensation disclosure that is clear and comprehensive, and ensures that shareholders fully understand the objectives, philosophy and principles that the Board has applied in its approach to executive compensation.

Shopify endeavors to maintain an executive compensation program that attracts, motivates and retains high-performing executives who will continue to create sustainable, long-term value for our shareholders. Please see "Section 3: Compensation Discussion and Analysis - Compensation of Executives" for more information about our approach to executive compensation. In 2025, 62.33% of votes cast at our annual meeting were in favor of the Company's approach to executive compensation, below the Company's historical average. Following the 2025 annual meeting, management solicited engagements with the Company's largest shareholders, following outreach processes consistent with previous years. Management discussed the Company's approach to executive compensation with those shareholders who participated, and relevant feedback was shared with the Compensation and Talent Management Committee. Please see "Section 3: Compensation of Executives" of this Circular for more information about our approach to executive compensation.

The management nominees named in the form of proxy intend to vote FOR the following non-binding, advisory resolution in respect of Shopify's approach to executive compensation:

"BE IT RESOLVED THAT, on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors, the shareholders accept the approach to executive compensation disclosed in the Company's management information circular delivered in advance of the 2026 annual meeting of shareholders."

Approval of this non-binding, advisory resolution will require an affirmative vote of a majority of the votes cast by shareholders, voting together as a single class, attending the Meeting themselves or represented by proxy at the Meeting. Since this is an advisory vote, the results will not be binding upon the Board. However, the Board and the Compensation and Talent Management Committee will take the results of the vote into account when considering future compensation policies, procedures and decisions, and in determining whether there is a need to increase their engagement with shareholders.

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4. Shareholder Proposal

Shareholders are being asked to consider a shareholder proposal, as further described in "Section 5: Shareholder Proposal" of this Circular. The Board recommends that shareholders vote AGAINST the shareholder proposal for the reasons set out on page 75 of this Circular.

The management nominees named in the form of proxy intend to vote AGAINST the shareholder proposal, unless the shareholder has specified on the form of proxy that the shares represented by such proxy are to be voted for the shareholder proposal.

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SECTION 3: COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Executives

Introduction

This section provides an overview of our executive compensation philosophy, objectives, policies, and practices that apply to the compensation paid to our named executive officers ("Named Executive Officers" or "NEOs"), including our Chief Executive Officer and Chief Financial Officer. In this section, we also describe the key factors considered in making executive compensation decisions in 2025 and how these decisions align with our strategy. Our Named Executive Officers for the year ended December 31, 2025, were:

Tobias Lütke	Chief Executive Officer & Head of R&D
Jeff Hoffmeister	Chief Financial Officer
Jessica Hertz	Chief Operating Officer
Jean Niehaus	General Counsel
Harley Finkelstein	President
Kasra Nejatian (1)	Former Chief Operating Officer & VP Product

1	Mr. Nejatian, the Company's former Chief Operating Officer & VP Product, departed his role on September 12, 2025.
Executive Compensation Philosophy

At Shopify, we’re building a 100-year company. To support this vision, we employ a long-term approach to executive compensation that aligns our executives’ interests with those of our shareholders. We firmly believe that this approach not only incentivizes strong, sustained performance but also promotes retention of our world-class leadership team. We believe motivating and retaining a highly talented team of executives who are innovative and dedicated to their craft in service of our merchants is a key driver of Shopify’s long-term success.

We continually evaluate our executive compensation program as the company evolves. In 2024, we introduced annual “boxcar” equity grants as the core structure of our long-term incentive program, and we continued to use this approach in 2025. These equity grants are made years in advance with a cliff vesting schedule and avoid overlapping vesting periods (which we used prior to 2024) to provide a clearer and more predictable equity distribution over time. We believe the strongest alignment between executive and shareholder interests comes from meaningful long-term equity exposure, where realized value is a function of Shopify’s performance over multiple years and our executives' consistent execution and leadership in a highly dynamic, high-performance environment. Shopify operates in a rapidly evolving industry in which business conditions and strategic priorities can change quickly. Accordingly, we do not believe it is effective to utilize pre-defined, metric-based incentive designs that condition compensation outcomes on achieving static targets over a fixed performance period. We believe these structures can misalign incentives by tying outcomes to specific metrics instead of empowering our leaders to pivot quickly as priorities change and execute against Shopify's long-term strategy and mission. Executive performance is assessed holistically in this same dynamic, high-performance environment through Shopify's world-class talent systems, described under "2025 Business Highlights" on page 27 of this Circular, which are designed to continually raise performance expectations as Shopify and the industry evolve. Our "boxcar" approach, together with extended cliff vesting, reflects this philosophy by reinforcing alignment with shareholders through substantial, long term equity ownership. Executives realize value from a "boxcar" award only if they continue to meet Shopify's high performance standards and remain employed through the multi-year vesting period. For a detailed description of the "boxcar" equity grants and cliff vesting schedule, please see the information under the heading "Long-Term Incentive Compensation" in this section of the Circular.

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2025 Business Highlights

2025 was another year of consistently strong growth for Shopify that, coupled with discipline and strategic decision-making, delivered improving profitable results. Key business highlights in 2025 include:

Strategy
Key elements of our strategy in 2025 included continuing to: grow our base of merchants, grow our merchants' revenue, expand our platform and introduce innovative solutions, grow and develop our ecosystem, expand our referral partner programs, and focus on building for the long term. In 2025, we continued to invest in emerging technologies, including AI-enabled features that expand merchant reach and serve as a force multiplier for their business.

We consider our merchants' success to be one of the most powerful drivers of our business model. When our merchants grow their sales and become more successful, they typically consume more of our merchant solutions, upgrade to higher subscription plans and purchase additional apps.

Our mission is to make commerce better for everyone and we believe we can help merchants of all verticals and sizes, from aspirational entrepreneurs to high-volume enterprises, start, scale, and grow their businesses to thrive at any stage.

Growth
We have executed well on our growth strategy, as demonstrated by the consistent and strong expansion of revenue for the past several years. In 2025, we grew revenue by 30% to $11.5 billion and our merchants generated $378 billion in gross merchandise volume[1], a 29% increase over the prior year. On the profitability side, we expanded our free cash flow to $2 billion for 2025, a 26% increase over 2024, and attaining 17% free cash flow margin, demonstrating our ability to deliver both growth and profitability at scale.[2]

People & Culture
Shopify is a company designed for world-class crafters and we are intentionally building a culture and environment that empowers our talented people. We value employees who are merchant-obsessed and thrive on change. In 2025, Shopify accelerated AI integration efforts, providing employees with broad access to tools that supported rapid prototyping and innovation in service of the company's merchants. Shopify has a remote-first work environment, with employees gathering in-person periodically during the year to connect and solve complex problems. Teams align through “Local Access” in certain cities, in-person team events or “Bursts” and key company moments, which in 2025, included a company-wide summit held in Toronto, Canada. These in-person moments drive connection, mission alignment and impact.

In 2025, we continued to leverage our world-class talent systems, which include:
•“~Mastery”: Shopify’s core framework for how employees are reviewed, promoted and rewarded for their impact on the Company and improvement in their craft.
•Pulse: the Company’s bi-annual, internal employee engagement survey that gathers data about employee sentiment and experience.
•GSD: An internal system that aligns the R&D roadmap to Shopify’s mission and forms the framework for how we work and build product with tight feedback loops from senior product leadership.

Innovation
Shopify strives on behalf of its merchants to not just keep pace in a dynamic environment, but to bring to market new and better selling and buying experiences by leveraging what technology and connectivity have made possible. We are simplifying the user experience for smaller merchants, equipping them with new and innovative ways to compete, as well as for larger merchants seeking technology and support for higher volumes and global reach.

With AI reshaping commerce, in 2025 we continued investing on two fronts: empowering merchants to operate smarter through AI tools like Sidekick, our AI-enabled commerce assistant; and building the infrastructure for agentic commerce - including Universal Commerce Protocol, Catalog, and Agentic Storefronts - to ensure Shopify is at the forefront of where commerce happens next.

1
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.

2	Free cash flow and free cash flow margin are non-GAAP financial measures. Please refer to “Section 6: General and Additional Information - Non-GAAP Measures” of this Circular for more information.
For more information regarding our key business highlights for 2025, please refer to our Financial Statements, and the related MD&A, which are included with the Company's Annual Report on Form 10-K, accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov and on our website at shopify.com/investors/financial-reports.

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The above graph compares the total shareholder return on a $100 investment in Shopify's Class A subordinate voting shares to the same investment in the S&P 500 IT Index and the S&P/TSX Composite Index over the same period. The above graph shows how a $100 investment in Shopify on January 4, 2021, with a closing stock price of $109.24 on such date (on a pro-forma basis, after giving effect to Shopify’s share split whereby, effective June 29, 2022, each Class A subordinate voting share was split into 10 Class A subordinate shares), would have grown to $147.35 on December 31, 2025, with a closing stock price of $160.97 on such date.

The above graph shall not be deemed "soliciting material" or to be "filed" with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Shopify Inc. under the Securities Act of 1933 (as amended) or the Exchange Act.

Compensation Objectives

Our executive compensation program is designed to achieve the following objectives:

•Align the financial interests of our executive officers with those of our shareholders by providing a majority of executive compensation in the form of long-term, equity-based incentives, such that the overall value of compensation earned is largely determined by long-term stock price performance.
•Motivate our executive officers to drive long-term value and growth of our business while taking appropriate levels of risk.
•Provide market-competitive compensation opportunities to attract and retain experienced and high-performing executive officers whose knowledge, skills, and level of impact are critical to our success.
•Promote consistency and internal equity amongst our NEOs.

The equity-heavy design of our program provides strong correlation between Shopify's stock price performance, shown in the graph above, and the realized compensation levels our executives received during the same period. Stock price performance, however, is not the only indicator of the success of our leadership team, especially in the short term. Individual performance, along with the health of the discipline for which the executive is responsible, also factor into our compensation decisions, together with the other factors outlined below.
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Compensation Governance

Our Board has adopted a written charter for the Compensation and Talent Management Committee that establishes the Compensation and Talent Management Committee's purpose and its responsibilities with respect to executive compensation. This charter provides that the Compensation and Talent Management Committee shall, among other things, assist the Board in its oversight of executive compensation, management development and succession, Board member compensation, executive compensation governance and disclosures, and human capital management. The full text of the charter can be found at shopify.com/investors/governance-documents.

As of the date of this Circular, our Compensation and Talent Management Committee consisted of Gail Goodman (Chair), Joe Natale, and Fidji Simo. Mrs. Goodman is retiring from the Board following the Meeting and the Board intends to appoint Mrs. Grosser as Chair of the Compensation and Talent Management Committee following the Meeting. Our Board has determined that each of the Compensation and Talent Management Committee members, as well as Mrs. Grosser, meet the independence requirements under applicable laws and exchange rules. For more information on the skills and experience of our Compensation and Talent Management Committee members, please see their biographies in "Section 2: Business of the Meeting - 1. Election of Directors" on page 10 of this Circular.

The Compensation and Talent Management Committee holistically determines the total compensation for each NEO. An executive's impact and the related compensation package are not determined based on a formulaic approach or quantifiable weighting. The Compensation and Talent Management Committee believes executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. These factors include, but are not limited to, the performance of each executive, including the impact and criticality of each executive to Shopify’s strategy and mission; relative scope and complexity of each executive’s role; market data developed by, and guidance from, the committee's independent compensation consulting firm; the individual's existing equity holdings; internal pay parity considerations; and recommendations from the Company's CEO (other than with respect to his own compensation). For example, in determining Mr. Lütke’s 2025 compensation, the Compensation and Talent Management Committee considered numerous factors including Mr. Lütke’s strategic leadership of the Company, Shopify's continued growth and innovation as detailed under the heading "2025 Business Highlights" on page 27 of this Circular, his performance in light of his goals for the year, and the competitiveness of his annual compensation against peers within the comparator group discussed below.

The Compensation and Talent Management Committee retains Compensia, an independent compensation consulting firm, to advise the Compensation and Talent Management Committee on executive and Board compensation and related governance matters. Compensia advises on the compensation comparator group for use in executive and Board compensation benchmarking, conducts executive and Board compensation assessments against the compensation comparator group, assists in reviewing the Company's equity program design and strategies, and assists in assessing the competitiveness and design of the executive and board compensation arrangements recommended by the Compensation and Talent Management Committee. Compensia was originally retained by the Compensation and Talent Management Committee in 2017.

Executive Compensation-related Fees

For the services rendered in 2025, aggregate professional service fees paid to Compensia were $156,029. Compensia did not provide any services to Shopify other than directly to the Compensation and Talent Management Committee or as approved and overseen by the Compensation and Talent Management Committee.

Year	Consulting Firm	Executive Compensation Consulting-related Fees ($)	All Other Fees	Total Fees ($)
2025	Compensia	156,029	—	156,029
2024	Compensia	166,402	—	166,402

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Comparator Group

The fiscal year 2025 compensation comparator group was developed in 2024 by Compensia and reviewed and approved by our Compensation and Talent Management Committee. Generally, the comparator group consisted of public technology companies identified as similar in industry, business focus, stage or labor competitors with comparable revenue, revenue growth, market capitalization, and employee populations to Shopify.

The comparator group that was used to inform compensation decisions in terms of level of pay and pay mix for our executives, including our NEOs, for 2025 consisted of the following companies:

Adobe Inc. Airbnb Inc. Atlassian Corporation PLC Autodesk Inc. Block Inc. CrowdStrike Holdings Inc. Doordash Inc.	Fortinet Inc. Intuit Inc. Palo Alto Networks Inc. Pinterest Inc. ServiceNow Inc. Snap Inc. Snowflake Inc.	Uber Technologies Inc. Veeva Systems Inc. Workday Inc.
The Compensation and Talent Management Committee reviews the comparator group and makes adjustments on at least an annual basis if changes in market position and company size or other company circumstances, including our own, suggest more representative comparator group companies.

In August 2025, the Compensation and Talent Management Committee revised the comparator group for 2026 to add AppLovin, Coinbase Global, Palantir Technologies, PayPal Holdings, Salesforce and Spotify Technology based on the selection criteria described above, and to exclude Pinterest, Snap and Veeva Systems due to size and value disparity.

Additions	Deletions
AppLovin Corporation Coinbase Global, Inc. Palantir Technologies Inc. PayPal Holdings, Inc. Salesforce, Inc. Spotify Technology S.A.	Pinterest Inc. Snap Inc. Veeva Systems Inc.
Flexible Compensation

Since 2022, Shopify has offered a flexible compensation program ("Flex Comp"), which provides employees with a dollar-denominated annual compensation amount ("Wallet Value") that can be allocated between cash, stock options, and RSUs at the discretion of employees, subject to a minimum cash guardrail and certain other restrictions to ensure, among other things, compliance with applicable law. Individuals are also subject to minimum equity requirements depending on their job level. We built Flex Comp to define the future of compensation at Shopify, with a focus on three key elements:

Agency	Bringing agency to our people is a foundational principle of Flex Comp. Flex Comp provides employees with a Wallet Value that can be allocated between cash, stock options and RSUs at their discretion. This approach empowers employees to determine the mix of cash and equity awards that works best for them.
Clarity	The Flex Comp user interface, referred to internally as the "Rewards Wallet", lays out all aspects of an employee's compensation in one place, providing employees with a one-stop-shop for understanding pay.
Impact	Shopify is a mission-driven company, and everything we build is in support of this mission, including Flex Comp. An employee's Wallet Value will grow as they advance in their career and have a positive impact on Shopify's mission.

Flex Comp election windows open on a quarterly basis, giving employees periodic opportunities to adjust their compensation mix as their needs change. The portion of an employee's Wallet Value that is allocated to cash in a given election window starts being paid to the employee as part of their regular payroll schedule on the first day of the subsequent quarter. Similarly, the Wallet Value that is allocated
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towards RSUs and/or stock options in a given election window takes effect on the first day of the subsequent quarter. Employees, including our NEOs, may elect to allocate their Wallet Equity Awards (as defined below) to equity awards that vest in equal monthly installments over the course of the quarter or over an extended period not exceeding three years.
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Program Design
In 2025, our executive compensation program consisted of the following elements:

Component	Form	Description
Wallet Value	Cash, Stock Options and RSUs
As described under the heading "Flexible Compensation" on page 30 of this Circular, our NEOs (with the exception of Mr. Lütke), are provided with a dollar-denominated annual compensation amount, or "Wallet Value", that can be allocated between cash, stock options, and RSUs at their discretion. For these NEOs, the portion of their Wallet Value that they allocated to cash in a given year determines their base salary for that year. Our CEO, Tobias Lütke, does not participate in Flex Comp. In 2025, his base salary was maintained at C$1.

Our NEOs (with the exception of Mr. Lütke) can also elect to receive RSUs and/or stock options to the extent they allocate a portion of their Wallet Value to equity awards ("Wallet Equity Awards"). Wallet Equity Awards vest in equal monthly installments over the course of a quarter or over an extended period not exceeding three years. NEOs have agency to determine the vesting structure.

Long-Term Incentive	Stock Options and RSUs
Our NEOs generally receive an annual grant of equity awards ("Annual Equity Awards"), consisting of a combination of stock options and RSUs. Annual Equity Awards may include: (i) initial equity awards granted when an NEO first transitions to the "boxcar" model, which generally vest in equal installments over a two-year period; (ii) recurring annual "boxcar" equity awards, which are subject to extended cliff vesting periods (two to four years) and begin vesting only after any initial equity award has fully vested; and (iii) additional equity awards granted in connection with a new role appointment or expansion of duties.

Annual Equity Awards granted to our NEOs are based on consideration of:
•total compensation opportunity;
•talent attraction and retention;
•market competitiveness;
•recommendations from our CEO (other than with respect to his own compensation):
•individual performance and level of impact;
•changes in scope or breadth of role or responsibilities;
•existing equity award holdings (including the unvested portion of such awards);
•internal fairness; and
•market practices related to aggregate equity dilution metrics, including burn rate and compensation expense.

The “boxcar” equity model avoids overlapping vesting periods and provides a clearer, more predictable long-term incentive distribution over time. For a detailed description of the "boxcar" equity model and cliff vesting schedule, please see the heading "Long-Term Incentive Compensation" in this section of the Circular.

Employee Benefits & Perks	Flexible vacation, benefits and perks
Benefits include health, dental, and life and disability insurance, as well as flexible vacation, paid parental leave, and an annual flex funds allowance. The same benefits are offered to all Shopify employees with minimal regional variability depending on the program.

Base Salary
In February 2025, the Compensation and Talent Management Committee approved compensation for the NEOs. For NEOs other than Mr. Lütke (and excluding Ms. Niehaus, who was not subject to Shopify's executive compensation program at the time), 2025 compensation included a Wallet Value of US$1,000,000. Like any other Shopify employee participating in Flex Comp, our participating NEOs have the ability to allocate their Wallet Value between cash, stock options, and RSUs at their discretion, with the portion allocated to cash in 2025 determining their base salary for the year. We believe this flexible approach to compensation is a differentiating feature of our compensation program and one that helps us attract and retain high-performing executives by allowing these individuals to tailor a portion of their compensation to suit their needs. In connection with her appointment as General Counsel, Ms. Niehaus transitioned to a Wallet Value of US$1,000,000 effective January 1, 2026, consistent with the Company's other NEOs (other than Mr. Lütke).
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Mr. Lütke does not participate in Flex Comp. For the sixth consecutive year, the Compensation and Talent Management Committee approved Mr. Lütke's request to receive a C$1 base salary. The remainder of his 2025 compensation was granted in the form of stock options, reflecting Mr. Lütke’s conviction in the Company’s performance over the long term. The Board and Mr. Lütke believe this structure provides direct and total alignment between his realized pay outcomes and the interests of the Company's shareholders over the long term. For additional information on the equity awards granted to Mr. Lütke in 2025, please refer to "2025 Annual Equity Awards" on page 35 of this Circular.

The table below sets forth the annual base salaries (in cash compensation) for our NEOs for fiscal year 2025.

Name	Effective Date	Base Salary ($)(1)	Base Salary (C$)
Tobias Lütke	January 1, 2025	0.7296	1
Jeff Hoffmeister	January 1, 2025	1,000,000	1,370,600
Jessica Hertz	January 1, 2025	1,000,000	1,370,600
Jean Niehaus	January 1, 2025	451,250	618,483
Harley Finkelstein	January 1, 2025	1,018,193	1,395,550

1
The amounts disclosed in respect of Mr. Hoffmeister and Ms. Hertz reflect the amounts allocated by these individuals to cash in 2025 under the Flex Comp program. The amount disclosed in respect of Mr. Finkelstein reflects the amount allocated by Mr. Finkelstein to cash in 2025 under the Flex Comp program. Mr. Finkelstein is paid the Canadian-dollar equivalent of US$1.0 million. The U.S. dollar amount reported was determined using an exchange rate of C$1.00 = US$0.7296, which was the Bank of Canada average rate on December 31, 2025, and exceeds US$1.0 million solely as a result of exchange rate conversion. The amount disclosed in respect of Mr. Lütke reflects Mr. Lütke's 2025 base salary amount converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7296, which was the Bank of Canada average rate on December 31, 2025. The amount disclosed in respect of Ms. Niehaus reflects the amount allocated by Ms. Niehaus to cash in 2025 under the Flex Comp program prior to her appointment as General Counsel. In connection with her appointment as General Counsel, Ms. Niehaus transitioned to a Wallet Value of US$1,000,000 effective January 1, 2026, consistent with the Company's other NEOs (other than Mr. Lütke).

Mr. Nejatian departed his role as Chief Operating Officer & VP Product on September 12, 2025. His annualized base salary for 2025 was US$800,000 or C$1,096,480, based on the Bank of Canada average exchange rate on December 31, 2025.

We do not provide any form of short-term incentives (performance bonuses or other incentives) to our executive officers, other than as part of Flex Comp. Given the dynamic nature of our business, we believe executive compensation should support agility and long-term decision-making rather than reward performance against fixed, short-term targets. We believe that having a majority of our executive compensation tied to equity compensation better aligns our executives with our business strategy, long-term shareholder value creation and focus on sustained growth and innovation.

Long-Term Incentive Compensation

Shopify operates in a dynamic environment where long-term success requires sustained investment, disciplined decision-making, and a clear focus on building for the future. To support these priorities, we differentiate compensation levels among our executives, including our NEOs, through equity compensation and believe that executive compensation should be designed so that a considerable amount of pay is at risk and correlated directly with the creation of shareholder value. This approach encourages our executives to focus on long-term outcomes rather than short-term fluctuations, because the ultimate value they receive from their equity-based awards depends on the Company's performance and their execution over multiple years. Additionally, by allocating most of our executives' compensation to equity-based awards, we align our executives' financial interests with those of our shareholders, allowing both groups to benefit from the Company's continued growth and its stock price.

As described under the heading "Compensation Governance" in this section of the Circular, the Compensation and Talent Management Committee considers a wide array of factors when determining equity compensation levels among our executives. These factors include, but are not limited to, the performance of each executive including the impact and criticality of each executive to Shopify's
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strategy and mission; relative scope and complexity of each executive's role; market data developed by, and guidance from, the committee's independent compensation consulting firm; the individual's existing equity holdings; internal pay parity considerations; and recommendations from the Company's CEO (other than with respect to his own compensation). These decisions are made in a holistic manner, rather than using a formulaic or quantifiable approach.

In 2025, we continued to leverage the "boxcar" equity model for our NEOs' long-term equity compensation, which rewards executives for their contributions to Shopify's long-term performance. Under this model, executives may receive three types of equity awards:

First, when an executive initially transitions to the "boxcar" equity model, the NEO receives a one-time, non-recurring initial equity award that generally vests in equal installments over a two-year period. This initial award provides immediate retention value and equity exposure.

Second, at the time of an executive's initial transition to the "boxcar" equity model, the executive also receives the first annual "boxcar" equity award. Executives do not begin to receive value from their “boxcar” equity grants until a cliff vesting period has elapsed and their initial equity award is fully vested. Mr. Lütke's 2025 "boxcar" equity grant is subject to a four-year cliff vesting period followed by monthly vesting over one year, and vesting does not begin until his 2024 initial equity award has fully vested. The "boxcar" equity grants issued to Ms. Hertz and Messrs. Hoffmeister and Finkelstein in 2025 are subject to a two-year cliff vesting period and then monthly vesting over one year. These awards are intended to be annual, recurring awards, which promote retention by ensuring our executives always have a competitive number of unvested shares ahead of them. By adding these “boxcars” one at a time, we establish a clear and predictable distribution of equity grants over time, which contributes to a more consistent burn rate under our equity plans over time.

Third, executives may receive additional equity awards in connection with a promotion or expansion of their role to bring their total compensation in line with their increased responsibilities. Ms. Hertz received an additional equity award in 2025. This award was granted to Ms. Hertz in recognition of the expanded mandate she assumed in 2024, including oversight of the Company's Talent and Partner Governance teams, and was structured to increase her target annual compensation level during the transition period before her 2025 "boxcar" equity award starts to vest. Ms. Niehaus received an additional equity award in December 2025. This award was granted to Ms. Niehaus in recognition of her appointment as General Counsel on October 9, 2025 and structured to bridge her transition to Shopify’s executive compensation program beginning in 2026.

In each case, vesting is contingent on continued service in an environment that demands and expects high performance. As the stock price increases, so does the value of the shares or options underlying the awards, incentivizing our executives to contribute to Shopify's long-term success and performance as further described below.

Year(1)
	1	2	3	4	5	6
Initial Award	vesting over 2 years
Boxcar Award 1	granted start of year 1; no vesting		vesting in year 3
Boxcar Award 2		granted start of year 2; no vesting		vesting in year 4
Boxcar Award 3			granted start of year 3; no vesting		vesting in year 5
Boxcar Award 4				granted start of year 4; no vesting		vesting in year 6

1	This chart is for illustrative purposes only and does not represent any specific grant(s) to any executive officer(s).
In combination with their Wallet Value, the "boxcar" equity granted aligns the value of each executive's total granted compensation with their target annual compensation level, as determined by the Compensation and Talent Management Committee based on the factors described above.

Shopify believes that executives need to be aligned to the long-term success of the Company, not the short-term movements of the market. Having evaluated alternative compensation structures, including
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conventional performance awards, we continue to believe that our approach to executive compensation drives better long-term outcomes for Shopify and its shareholders.

Executive performance is assessed in a very dynamic, high-performance environment and is evaluated using inputs from Shopify’s world-class talent systems, described under the heading "2025 Business Highlights" on page 27 of this Circular, which are designed to continually raise performance expectations as Shopify and the industry in which it operates evolve. Our executives only realize the value of a "boxcar" award by continuing to perform at Shopify’s high-standards and continuing their employment over the multi-year vesting period. Executives who do not keep pace with the performance bar will be terminated. We do not utilize traditional performance-based equity compensation where vesting is contingent on achieving a specific metric or milestone within a defined performance period, as we believe this may encourage short-term and excessive focus on such metrics, which may come at the expense of other factors that ultimately drive long-term success.

The table below sets forth the equity awards granted to our NEOs for fiscal year 2025.

Name	Share-based Awards(1) ($)	Option-based Awards(2) ($)
Tobias Lütke(3)	—	35,000,026
Jeff Hoffmeister(3)	4,750,018	4,750,063
Jessica Hertz(3)	8,250,119	2,750,051
Jean Niehaus(3)	1,024,999	41,727
Harley Finkelstein(3)	3,250,066	3,250,054
Kasra Nejatian(3)	3,900,183	11,250,039

1
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of units granted multiplied by the weighted average trading price per Class A subordinate voting share on the Nasdaq for the five trading days immediately preceding the grant date. This compensation has not actually been received by our NEOs and the actual value received may differ.

2	The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.
3
The amounts specified above for Mr. Lütke reflect 2025 Annual Equity Awards totaling $35,000,026. The amounts specified above for Mr. Hoffmeister above reflect 2025 Annual Equity Awards totaling $9,500,082. The amounts specified above for Ms. Hertz reflect 2025 Annual Equity Awards totaling $11,000,169. The amounts specified above for Ms. Niehaus reflect: (i) Ms. Niehaus's 2025 Annual Equity Awards totaling $166,883, and (ii) Ms. Niehaus's 2025 Wallet Equity Awards totaling $899,843. The amounts specified above for Mr. Finkelstein reflect 2025 Annual Equity Awards totaling $6,500,120. The amounts specified above for Mr. Nejatian reflect: (i) Mr. Nejatian's 2025 Annual Equity Awards totaling $15,000,047, and (ii) Mr. Nejatian's 2025 Wallet Equity Awards totaling $150,175. In accordance with the terms of the LTIP and the Stock Option Plan, Mr. Nejatian forfeited all unvested equity awards as of September 12, 2025.

2025 Annual Equity Awards

In February 2025, the Compensation and Talent Management Committee granted Annual Equity Awards to our NEOs after assessing whether each of them was properly incentivized and based on its review of the factors described under "Program Design" on page 32 of this Circular.

The table below sets forth the Annual Equity Awards ("boxcar" equity awards and additional equity awards) granted to our NEOs for fiscal year 2025, and their vesting schedules. This table does not contain any values from Wallet Equity Awards.

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Vesting Schedule of Equity Awards Granted to NEOs in Fiscal 2025
NEO(1)	2025	2026	2027	2028	2029	2030
Tobias Lütke					Boxcar Equity Award $35,000,026
Jeff Hoffmeister			Boxcar Equity Award $9,500,082
Jessica Hertz	Additional Equity Award $3,000,093
Boxcar Equity Award $8,000,076
Jean Niehaus		← Additional Equity Award $166,883
Harley Finkelstein			Boxcar Equity Award $6,500,120
Kasra Nejatian(2)					Boxcar Equity Award $15,000,047

1	For Mr. Lütke, the 2025 annual "boxcar" equity award begins vesting February 2029.
For Messrs. Hoffmeister and Finkelstein, and Ms. Hertz the 2025 annual "boxcar" equity awards begin vesting February 2027.
For Ms. Hertz, the 2025 additional equity award begins vesting February 2025.
For Ms. Niehaus, the award shown represents her 2025 additional equity award that was awarded in December 2025.
2
Mr. Nejatian's award was granted February 2025, prior to his departure on September 12, 2025. In accordance with the terms of the LTIP and the Stock Option Plan, Mr. Nejatian forfeited all unvested equity awards as of September 12, 2025.

In determining future equity grants for Mr. Lütke and the Company's other NEOs, the Compensation and Talent Management Committee will continue a comprehensive assessment, considering the existing equity holdings of each NEO, along with associated long-term incentives and retention strategies, among other factors. The overarching aim is to maintain appropriate target compensation levels and foster retention among our NEOs.

Total 2025 Equity Awards

The table below sets forth the value of equity awards (including Annual Equity Awards and Wallet Equity Awards) granted to our NEOs in fiscal year 2025, as compared to the actual value of those awards realized in 2025, as well as the value of outstanding unvested RSUs and stock options as of December 31, 2025. All values shown in the table relate solely to equity awards granted during fiscal year 2025.

	Share-based Awards(1) ($)			Option-based Awards(1) ($)
Name	Value at Time of Grant	Value Realized in 2025(2)	Value of Unvested Outstanding RSUs(3)	Value at Time of Grant	Value Realized in 2025(2)	Value of Vested and Unvested Outstanding Options(4)
Tobias Lütke	—	—	—	35,000,026	—	18,009,722
Jeff Hoffmeister	4,750,018	—	6,018,185	4,750,063	—	2,444,207
Jessica Hertz	8,250,119	1,065,699	9,146,141	2,750,051	—	1,415,075
Jean Niehaus	1,024,999	1,040,533	124,591	41,727	—	—
Harley Finkelstein	3,250,066	—	4,117,774	3,250,054	—	1,672,358
Kasra Nejatian(5)	3,900,183	94,875	—	11,250,039	—	—
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1
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the Nasdaq for the five trading days immediately preceding the grant date.

The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied by the Black-Scholes value of the options at the time of grant.
2
Values are calculated based on the market price of Shopify's Class A subordinate voting shares on the Nasdaq on the transaction date of the vesting share units multiplied by the number of share units vesting. Values displayed reflect gross values before the deduction of taxes, fees and any other applicable withholdings.

3	Values are calculated based on the closing market price of Shopify's Class A subordinate voting shares on the Nasdaq on December 31, 2025, which was US$160.97.
4
Stock options are "in-the-money" if the market price of the shares covered by the stock options is greater than the exercise price. Values are calculated based on the closing market price of Shopify's Class A subordinate voting shares on the Nasdaq on December 31, 2025, which was US$160.97. Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

5
Mr. Nejatian's awards were granted in 2025, prior to his departure on September 12, 2025. In accordance with the terms of the LTIP and the Stock Option Plan, Mr. Nejatian forfeited all unvested equity awards as of September 12, 2025.

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Compensation Risk Oversight

As part of the review of the compensation paid to our executives, the Compensation and Talent Management Committee considers the structure and design of our compensation programs. We found that our compensation programs do not encourage excessive or inappropriate risk-taking and that no significant risks arising from our executive compensation programs are reasonably likely to have a material adverse effect on the Company.

Balance between short- and long-term performance objectives	☑	We do not offer annual short-term incentives, other than as part of Flex Comp. We provide long-term incentives to our NEOs in the form of stock options and RSUs, emphasizing long-term value creation.
Preservation of discretion	☑	The Compensation and Talent Management Committee retains discretion in determining Wallet Value and the structure and size of any long-term incentives granted to our NEOs.
External independent advice	☑	The Compensation and Talent Management Committee retains an independent compensation advisor to provide independent advice on executive compensation and related matters.
Stress testing and predictive modeling of equity program	☑	Equity plan outcomes are stress tested to ensure appropriate pay and performance alignment and retention. Predictive modeling of equity programs is reviewed on a regular basis.
Vesting of equity awards	☑
Annual Equity Awards granted in 2025 vest over an extended period. Wallet Equity Awards elected through the Flex Comp program vest monthly over the course of a quarter or over an extended period not exceeding three years. For additional information, please refer to "2025 Annual Equity Awards" on page 35 of this Circular.

No hedging	☑
Directors, officers, and employees are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of Shopify securities, may not buy Shopify securities on margin, and are strongly discouraged from using Shopify securities as collateral for loans.

Regular monitoring of market practice / investor outreach	☑
The Compensation and Talent Management Committee reviews and considers evolving best practices in compensation governance. Shareholder feedback is provided to and discussed by the Compensation and Talent Management Committee, as applicable, including on topics such as incentive structures for talent attraction and retention. We believe that ongoing engagement builds mutual trust and will continue to monitor shareholder feedback, solicit input on our programs as appropriate.

Clawback policy	☑
Shopify maintains a clawback policy (the "Clawback Policy") providing for the recovery of incentive-based compensation erroneously awarded to any executive officer during the previous three fiscal years if Shopify is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under securities laws. Subject to limited exceptions, the amount subject to recovery under the Clawback Policy is equal to the excess that the executive officer received over the amount that they would have otherwise been paid after taking into account the accounting restatement. The Clawback Policy applies to incentive-based compensation received on or after October 2, 2023.

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2025 Summary Compensation Table

The following table shows the amount and type of compensation earned by our NEOs in 2025, 2024, and 2023, at December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary(1) ($)	Share- based Awards(2) ($)	Option- based Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)		Pension Value(5) ($)	All Other Compensation(6) ($)	Total Compensation ($)
					Annual Incentive Plans ($)	Long-term Incentive Plans ($)
Tobias Lütke	2025	1	—	35,000,026	—	—	—	—	35,000,027
CEO & Head of R&D	2024	1	37,500,076	112,500,007	—	—	—	—	150,000,084
	2023	1	—	20,000,007	—	—	—	—	20,000,008
Jeff Hoffmeister	2025	1,000,000	4,750,018	4,750,063	—	—	—	—	10,500,081
CFO	2024	1,000,000	12,025,108	6,675,027	—	—	—	—	19,700,135
	2023	1,000,000	—	—	—	—	—	—	1,000,000
Jessica Hertz	2025	1,000,000	8,250,119	2,750,051	—	—	—	—	12,000,170
COO	2024	1,000,000	9,300,072	3,100,061	—	—	—	—	13,400,133
	2023	900,000	5,975,097	1,975,017	—	—	—	—	8,850,114
Jean Niehaus	2025	451,250	1,024,999	41,727	—	—	—	—	1,517,976
General Counsel	2024	451,600	1,044,676	—	—	—	—	—	1,496,276
	2023	450,200	718,340	—	—	—	—	—	1,168,540
Harley Finkelstein	2025	1,018,193	3,250,066	3,250,054	—	—	—	—	7,518,313
President	2024	929,563	7,285,407	4,587,539	—	—	—	—	12,802,509
	2023	969,763	4,912,050	1,625,013	—	—	—	—	7,506,826
Kasra Nejatian	2025	600,000	3,900,183	11,250,039	—	—	—	—	15,750,222
Former COO & VP Product	2024	800,000	200,239	—	—	—	—	—	1,000,239
	2023	800,000	37,700,230	37,500,013	—	—	—	—	76,000,243

1
All base salaries are paid to our NEOs in U.S. dollars, with the exception of Tobias Lütke and Harley Finkelstein, who are paid in Canadian dollars. The 2025 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7296, which was the Bank of Canada average rate on December 31, 2025. The 2024 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.6950, which was the Bank of Canada average rate on December 31, 2024.The 2023 base salary amounts reported in the above table have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7561, which was the Bank of Canada average rate on December 29, 2023. Mr. Finkelstein's reported salary in 2023 has been amended to reflect a retroactive payment of $251,468, which was made to Mr. Finkelstein in early 2024, representing a portion of his salary earned in 2023. This payment was converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7561, which was the Bank of Canada average rate on December 29, 2023.

Mr. Lütke's base salary of C$1 per year was maintained in 2023, 2024, and 2025.
Mr. Nejatian departed his role on September 12, 2025. The 2025 salary in the above table reflects the compensation received by Mr. Nejatian from January 1, 2025 to September 12, 2025.
2
The value of share-based awards shown for our NEOs are the grant date fair values for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting shares on the Nasdaq for the five trading days immediately preceding the grant date. This compensation has not actually been received by our NEOs and the actual value received may differ.

3
The value of option-based awards shown for our NEOs are the grant date fair values for stock option awards granted under the Stock Option Plan, being equal to the number of stock options granted multiplied, as applicable, by $65.92 in 2025, $42.18 in 2024, and either $22.75 or $39.26 in 2023.

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These values were used both for the purposes of compensation (grant date fair value) and accounting value and were derived using the Black-Scholes methodology. The underlying assumptions used in fair-valuing the options were as follows:
2025 Grants: Date: February 20, 2025; share price $127.05; expected dividend yield: nil; expected volatility: 64.24%; risk-free interest rate: 4.32%; expected option life: 3.91 years; fair value per stock option granted: $65.92.
2024 Grants: Date: February 22, 2024; share price: $80.20; expected dividend yield: nil; expected volatility: 66.04%; risk-free interest rate: 4.28%; expected option life: 3.86 years; fair value per stock option granted: $42.18.
2023 Grants: Date: March 9, 2023; share price: $42.48; expected dividend yield: nil; expected volatility: 67.39%; risk-free interest rate: 4.46%; expected option life: 3.86 years; fair value per stock option granted: $22.75. Date: December 14, 2023; share price: $72.60; expected dividend yield: nil; expected volatility: 68.46%; risk-free interest rate: 4.29%; expected option life: 3.87 years; fair value per stock option granted: $39.26.

This compensation has not actually been received by our NEOs and the actual value received, if any, may differ.
4	We do not currently offer non-equity incentive plan compensation.
5	We do not currently offer a deferred compensation plan or pension plan.
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Outstanding Option-Based and Share-Based Awards

The following table indicates, for each of the NEOs, all option-based and share-based awards outstanding as of December 31, 2025.

	Option-based Awards				Share-based Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised in-the- money Options(2) ($)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share- based Awards That Have Not Vested(3) ($)	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed ($)
Tobias Lütke CEO & Head of R&D	1	46.56	March 2, 2030	114	187,033	30,106,702	—
	1	128.03	March 3, 2031	33	—	—	—
	1	69.56	February 24, 2032	91	—	—	—
	73,276	42.48	March 9, 2033	8,682,612	—	—	—
	2,667,141	80.20	February 22, 2034	215,424,979	—	—	—
	530,947	127.05	February 20, 2035	18,009,722	—	—	—
Jeff Hoffmeister CFO	193,379	40.42	December 9, 2032	23,312,303	91,433	14,717,970	—
	158,251	80.20	February 22, 2034	12,781,933	—	—	—
	72,058	127.05	February 20, 2035	2,444,207	—	—	—
Jessica Hertz COO	45,230	69.56	February 24, 2032	4,134,520	132,269	21,291,287	—
	86,832	42.48	March 9, 2033	10,288,889	—	—	—
	73,496	80.20	February 22, 2034	5,936,272	—	—	—
	41,718	127.05	February 20, 2035	1,415,075	—	—	—
Jean Niehaus General Counsel	534	161.70	December 11, 2035	—	774	124,591	—
Harley Finkelstein President	11,062	18.04	February 25, 2029	1,581,114	79,058	12,725,939	—
	139,420	46.56	March 2, 2030	15,951,042	—	—	—
	60,670	128.03	March 3, 2031	1,998,348	—	—	—
	164,450	69.56	February 24, 2032	15,032,539	—	—	—
	71,444	42.48	March 9, 2033	8,465,535	—	—	—
	108,761	80.20	February 22, 2034	8,784,626	—	—	—
	49,303	127.05	February 20, 2035	1,672,358	—	—	—
Kasra Nejatian Former COO & VP Product	261,021	138.00	September 13, 2028	2,189,142	—	—	—

1
These stock options were granted under our Stock Option Plan and each such option is exercisable for one Class A subordinate voting share. For a description of the terms of stock options granted under our Stock Option Plan, see "Incentive Plans - Stock Option Plan" below.

2
Options are "in-the-money" if the market price of the shares covered by the options is greater than the option exercise price. Stock options are granted in U.S. dollars and the values for stock options reflected in the above table are calculated based on the difference between the closing price of Shopify's Class A subordinate voting shares on the Nasdaq on December 31, 2025, which was of $160.97, and the exercise price. Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

3
RSUs were granted under our LTIP and each unit vests as one Class A subordinate voting share. For a description of the terms of RSUs granted under our LTIP, see "Incentive Plans - Long Term Incentive Plan" below. Values are calculated based on the closing price of Shopify's Class A subordinate voting shares on the Nasdaq on December 31, 2025, which was $160.97.

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Incentive Plan Awards - Value Vested or Earned During the Year

The following table indicates, for each NEO, the value of the option-based and share-based awards that were vested in accordance with their terms during the year ending December 31, 2025.

Name	Option-based Awards- Value Vested During the Year(1) ($)	Share-based Awards- Value Vested During the Year(2) ($)	Non-equity Incentive Plan Compensation Value Earned During the Year ($)
Tobias Lütke	40,223,730	17,912,839	—
Jeff Hoffmeister	7,120,286	10,685,160	—
Jessica Hertz	3,801,287	12,094,944	—
Jean Niehaus	—	1,298,427	—
Harley Finkelstein	3,861,362	10,516,148	—
Kasra Nejatian(3)	3,291,017	2,847,187	—

1
Represents the value of potential gains from options that vested during 2025. Values are calculated based on the difference between the closing price of Shopify's Class A subordinate voting shares on the Nasdaq on the vesting date and the exercise price. Actual value realized will be the difference between the market price and the exercise price upon exercise of the options.

2
Represents the actual value of realized gains resulting from RSUs that vested during 2025. Gains reflect the received sale price of Shopify's Class A subordinate shares on the Nasdaq on the vesting date.

3
Mr. Nejatian, the Company's former Chief Operating Officer & VP Product, departed his role on September 12, 2025. In accordance with the terms of the LTIP and the Stock Option Plan, Mr. Nejatian forfeited all unvested equity as of September 12, 2025.

Executive Employment Arrangements and Termination and Change in Control Benefits

We have entered into employment agreements with each of our NEOs, which are outlined below. We believe these arrangements help the NEOs maintain continued focus and dedication to their responsibilities in the best interests of Shopify.

Tobias Lütke

On October 15, 2010, we entered into an employment agreement with Mr. Lütke setting forth the terms and conditions of his employment as our CEO, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. Mr. Lütke's agreement also provides that the vesting of any unvested equity awarded to Mr. Lütke will be accelerated in the event of a change in control of the Company. In addition, in the case of termination of employment other than for cause, Mr. Lütke's employment agreement provides that he is entitled to:

•a termination payment equal to a period of 12 months of base salary, plus 1 additional month of base salary for each complete calendar year of service performed by him, up to a maximum termination payment equal to a period of 18 months; and
•continued benefits for such period of time, and all eligible bonuses dependent on the signing of a full release of all claims against Shopify.

Mr. Lütke's agreement provides that, for purposes of calculating the applicable termination payment period, the first complete calendar year of service ended on September 30, 2011, with each subsequent complete calendar year of service ending on each anniversary of such date.

Jeff Hoffmeister

On September 15, 2022, we entered into an employment agreement with Mr. Hoffmeister setting forth the terms and conditions of his employment as our CFO, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. In addition, Mr. Hoffmeister's agreement provides that he is entitled to:
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•a termination payment equal to 12 months of base salary, plus 1 additional week of base salary for each complete year of service;
•a lump sum payment equal to the cost of 6 months of COBRA health benefit continuation coverage; and
•the acceleration of any unvested Stock Options or RSUs awarded to Mr. Hoffmeister in the event of either an involuntary termination by Shopify without cause or resignation for good reason, solely as a result, and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

Jessica Hertz

On March 23, 2022, we entered into a new employment agreement with Ms. Hertz setting forth the terms and conditions of her employment, which provided for her base salary and an equity award in connection with her role as General Counsel, and which includes, among other things, provisions regarding confidentiality, non-competition and non-solicitation, as well as eligibility for our benefit plans. The agreement superseded Ms. Hertz's previous employment agreement dated October 5, 2021. Ms. Hertz's agreement provides that she is entitled to:

•in the case of termination of employment by Shopify without cause or resignation for good reason, a termination payment equal to a period of 12 months, plus 1 additional week of base salary for each year of service performed, as well as a lump sum payment equal to the cost of 6 months of COBRA health benefit continuation coverage, dependent on the signing of a full release of all claims against Shopify; and
•the acceleration of any unvested Stock Options or RSUs awarded to Ms. Hertz in the event of either an involuntary termination by Shopify without cause or resignation for good reason, solely as a result, and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

Jean Niehaus

On May 1, 2025, we entered into an employment agreement with Ms. Niehaus setting forth the terms and conditions of her employment as Vice President, Legal, which agreement superseded Ms. Niehaus's prior employment agreement dated February 16, 2022. Ms. Niehaus's employment agreement includes, among other things, provisions regarding base salary, equity awards, and eligibility for our benefit plans and provisions regarding confidentiality, non-competition and non-solicitation. Ms. Niehaus did not enter into a new employment agreement in connection with her appointment as General Counsel on October 9, 2025, and her May 1, 2025 employment agreement continues to govern the terms and conditions of her employment. Ms. Niehaus's agreement provides that she is entitled to:

•a termination payment equal to 12 weeks of base salary, plus 2 additional weeks of base pay for each completed year of service performed, up to a maximum termination payment equal to 12 months of base salary dependent on the signing of a full release of all claims against Shopify. Where Shopify elects to provide severance pay in the form of working notice, severance pay will include an additional week of salary.

Harley Finkelstein

On February 24, 2020, we entered into an employment agreement with Mr. Finkelstein setting forth the terms and conditions of his employment as our President, which agreement superseded Mr. Finkelstein's prior employment agreement dated December 9, 2010. On October 17, 2023, Mr. Finkelstein's employment agreement was amended to reflect his relocation to Quebec. Mr. Finkelstein's employment agreement includes, among other things, provisions regarding base salary, equity awards, eligibility for our benefit plans, and confidentiality, non-competition and non-solicitation. Mr. Finkelstein's agreement provides that he is entitled to:

•a termination payment equal to 12 months of base salary, plus 1 additional week of base salary for each complete year of service performed, in the case of termination of employment by
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Shopify without cause or resignation for good reason, and dependent on the signing of a full release of all claims against Shopify; and
•the acceleration of any unvested Stock Options or RSUs awarded to Mr. Finkelstein in the event of either an involuntary termination by Shopify without cause or resignation for good reason, solely as a result, and within 12 months after a change in control of the Company, dependent on the signing of a full release of all claims against Shopify.

The table below shows the incremental payments that would have been made to our NEOs under the terms of their employment agreements upon the occurrence of certain events, had they occurred on December 31, 2025.

Name and Principal Position	Event	Severance(1) ($)	Option-based Awards(2) ($)	Share-based Awards(3) ($)	Total ($)
Tobias Lütke CEO & Head of R&D	Termination other than for cause	2	—	—	2
	Change in control(4)	2	206,213,112	30,106,702	236,319,816
Jeff Hoffmeister CFO	Termination other than for cause	1,057,692	—	—	1,057,692
	Change in control(5)	1,057,692	10,317,182	14,717,970	26,092,844
Jessica Hertz COO	Termination other than for cause	1,076,923	—	—	1,076,923
	Change in control(6)	1,076,923	5,362,978	21,291,287	27,731,188
Jean Niehaus General Counsel	Termination other than for cause	156,081	—	—	156,081
Harley Finkelstein President	Termination other than for cause	2,489,835	—	—	2,489,835
	Change in control(7)	2,489,835	8,774,803	12,725,939	23,990,577

1
Severance payments are calculated based on the portion of an NEO's Wallet Value allocated to cash at the time of termination, which amount is paid in Canadian dollars for Messrs. Lütke and Finkelstein and U.S. dollars for the remaining NEOs. The severance amounts reported in the table above have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.7296, which was the Bank of Canada daily average rate on December 31, 2025.

2	The value of unvested option-based awards is calculated based on the closing price of our Class A subordinate voting shares on the Nasdaq on December 31, 2025, being $160.97.
3	The value of unvested share-based awards is calculated based on the closing price of our Class A subordinate voting shares on the Nasdaq on December 31, 2025, being $160.97.
4	Mr. Lütke's employment agreement provides that the vesting of any unvested equity awarded will be accelerated in the event of a change in control transaction.
5
Mr. Hoffmeister's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

6
Ms. Hertz's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

7
Mr. Finkelstein's employment agreement provides that the vesting of any unvested Stock Options or RSUs awarded will be accelerated in the event of either his termination of employment without cause or resignation for good reason, in each case, solely as a result of, and within 12 months after, a change in control transaction.

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Compensation of Directors

Pursuant to Shopify's Corporate Governance Guidelines, the form and amount of director compensation is reviewed at least annually by the Compensation and Talent Management Committee, with input from its independent compensation consultant, and the committee recommends changes to the Board for approval based on such review, when changes are determined advisable. The Board retains the ultimate authority to determine the form and amount of director compensation. The Compensation and Talent Management Committee reviews the magnitude and structure of director compensation to ensure the Company offers compensation that is:

•commensurate with the efforts we expect from our existing Board members;
•aligned with our shareholders' interests;
•competitive in our industry to attract the best possible candidates to our Board; and
•aligned with the practices of the same peer group used for executive compensation benchmarking.

Following this review, the Compensation and Talent Management Committee determined, and the Board agreed, that no adjustment to director compensation was warranted for fiscal year 2025 because the existing program remained reasonable, competitive, and appropriately aligned with shareholder interests.

Mr. Lütke, the Chair of our Board and our CEO, does not receive any additional compensation for his service as a director in accordance with our policy that executive officers or employees who are also directors do not receive additional compensation for their service as directors. For more information on Mr. Lütke's compensation during fiscal year 2025, please refer to "Section 3: Compensation Discussion and Analysis - Compensation of Executives" on page 26 of this Circular.

In 2024, the Board, on recommendation from the Compensation and Talent Management Committee, approved the amounts set forth below for director compensation for fiscal year 2025.

Position	2025 Fees ($)
Annual Board Member Retainer	50,000
Audit Committee Chair	30,000
Compensation and Talent Management Committee Chair	22,500
Nominating and Corporate Governance Committee Chair	15,000
Audit Committee Member	15,000
Compensation and Talent Management Committee Member	12,500
Nominating and Corporate Governance Committee Member	7,500

In addition to the 2025 cash retainer fees, each non-employee director was entitled to receive an annual equity award with an intended grant date dollar value of approximately $300,000. The Lead Independent Director also received an additional equity award valued at approximately $40,000. These equity awards are made up of RSUs issued under the LTIP, and are subject to time-based vesting at a rate of 100% on the earlier of (i) June 1 of the year immediately following the grant or (ii) the annual meeting date of the year immediately following the grant. All new directors also receive a new hire equity award with an intended grant date value of approximately $400,000. The new hire equity award is made up of RSUs issued under our LTIP and is subject to time-based vesting over three years, with 33.33% of such RSUs vesting on the first anniversary of the grant date, and the remaining RSUs vesting quarterly thereafter. Mr. Natale, who was elected to the Board on June 17, 2025, received his new hire and annual equity awards in the third quarter of 2025.

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Each member of our Board is entitled to reimbursement for reasonable travel and other expenses incurred when attending Board or committee meetings or otherwise in connection with their role as a director. Directors do not receive any payment for attending meetings.

Mr. Levine elected to relinquish his 2025 director compensation (including equity compensation), which he did in 2021, 2022, 2023, and 2024 as well. Messrs. Heinemeier Hansson, Mahendra-Rajah, Scott, and Shannan, and Ms. Meservey, elected to defer their cash compensation in 2025 by converting 100% of such compensation into DSUs.
The following table shows the compensation earned by each of our non-employee directors during 2025. Mr. Lütke, our CEO, does not appear in this table, as he does not receive any additional compensation for his services as a director.

Director Compensation Table

Director	Fee Earned(1)	Deferred Share Units(2)	Share-based Awards(3)	Option-based Awards(4)	Non-equity Incentive Plan Compensation(5)	Pension Value(6)	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Joe Natale(7)	—	26,896	740,204	—	—	—	—	767,100
Gail Goodman	87,500	—	300,126	—	—	—	—	387,626
Jeremy Levine	—	—	—	—	—	—	—	—
Toby Shannan	—	50,269	300,126	—	—	—	—	350,395
Fidji Simo	65,500	—	300,126	—	—	—	—	365,626
Prashanth Mahendra-Rajah	—	78,243	300,126	—	—	—	—	378,369
Lulu Cheng Meservey	—	50,269	300,126	—	—	—	—	350,395
Kevin Scott	—	50,269	300,126	—	—	—	—	350,395
David Heinemeier Hansson	—	43,652	300,126	—	—	—	—	343,778
Robert Ashe(8,)	19,821	46,366	—	—	—	—	—	66,187

1	Mr. Levine declined fees in 2025.
2	Messrs. Natale, Shannan, Mahendra-Rajah, Scott, and Heinemeier Hansson, and Ms. Meservey, elected to defer their cash compensation in 2025 by converting 100% of such compensation into DSUs.
3
Mr. Levine declined equity compensation awards in 2025. The value of share-based awards shown for the other directors is the grant date fair value for RSU awards granted under the LTIP, being equal to the number of share units granted multiplied by the weighted average trading price per Class A subordinate voting share on the Nasdaq for the five trading days immediately preceding the grant date. This compensation has not actually been received by the directors, and the actual value received will differ.

4	We do not currently offer option-based awards to our directors (Mr. Lütke receives option-based awards in his capacity as an officer of the Company).
5	We do not currently offer non-equity incentive plan compensation to our directors.
6	We do not currently offer a pension plan to our directors.
7	Mr. Natale was elected to the Board on June 17, 2025 and received his new hire and annual equity awards in the third quarter of 2025.
8
Mr. Ashe did not stand for re-election to the Board at the Company's annual meeting of shareholders in June 2025 and is no longer a member of the Board. Mr. Ashe received a cash payment in lieu of DSU grant for the period of April 1 to June 17, 2025 for service in Q2 2025.

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Outstanding Option-Based and Share-Based Awards

The following table indicates, for each of the directors except for Mr. Lütke, all option-based and share-based awards outstanding as of December 31, 2025. Annual equity awards granted to our directors are subject to time-based vesting at a rate of 100% on the earlier of (i) June 1 of the year immediately following the grant or (ii) the annual meeting date of the year immediately following the grant. New hire equity awards granted to our directors are subject to time-based vesting at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the next two years.

Director(1)	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options(2)	Option Exercise Price	Option Expiration Date	Value of Unexercised In-The- Money Options(3)	Number of Shares or Units of Shares That Have Not Vested	Market or Payout Value of Share- based Awards That Have Not Vested(4)	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed(4)
	(#)	($)		($)	(#)	($)	($)
Joe Natale	—	—	—	—	169	27,204	—
	—	—	—	—	5,125	824,971	—
Gail Goodman	21,030	3.97	November 16, 2026	3,301,668	2,078	334,496	—
	12,470	9.83	November 15, 2027	1,884,666	—	—	—
	14,120	13.77	May 10, 2028	2,078,436	—	—	—
Jeremy Levine	—	—	—	—	—	—	—
Toby Shannan	—	—	—	—	1,485	239,040	—
	—	—	—	—	2,863	460,817	—
Fidji Simo	—	—	—	—	1,037	166,903	—
	—	—	—	—	2,078	334,496	—
Prashanth Mahendra-Rajah	—	—	—	—	842	135,537	—
	—	—	—	—	5,275	849,036	—
Lulu Cheng Meservey	—	—	—	—	570	91,753	—
	—	—	—	—	5,275	849,036	—
Kevin Scott	—	—	—	—	500	80,485	—
	—	—	—	—	5,457	878,454	—
David Heinemeier Hansson	—	—	—	—	340	54,730	—
	—	—	—	—	4,379	704,834	—

1	Information on option-based and share-based awards held by Mr. Lütke is reflected in the NEO Outstanding Option-Based and Share-Based Awards table.
2
Stock options were granted under our current Stock Option Plan and each such option is exercisable for one Class A subordinate voting share. For a description of the terms of stock options granted under our Stock Option Plan, see "Incentive Plans - Stock Option Plan" below.

3
Values are calculated based on the difference between closing market price of Shopify's Class A subordinate voting shares on the Nasdaq on December 31, 2025, which was of $160.97, and the exercise price.

4	Value is calculated based on the closing market price of Shopify's Class A subordinate voting shares on Nasdaq on December 31, 2025, which was $160.97.
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Incentive Plan Awards - Value Vested or Earned During the Year

The following table indicates, for each of the directors, except for Mr. Lütke, who hold incentive plan awards, a summary of the value of the option-based and share-based awards that vested in accordance with their terms during the year ending December 31, 2025. Mr. Natale had no option-based or share-based awards vest during the year ended December 31, 2025.

Director(1)	Option-based Awards- Value Vested During the Year(2) ($)	Share-based Awards- Value Vested During the Year(3) ($)
Joe Natale	—	—
Gail Goodman	—	508,056
Jeremy Levine	—	—
Toby Shannan	—	907,613
Fidji Simo	—	569,589
Prashanth Mahendra-Rajah	—	909,619
Lulu Cheng Meservey	—	916,303
Kevin Scott	—	356,130
David Heinemeier Hansson	—	188,862
Robert Ashe(4)	—	1,956,011

1	Information on incentive plan awards held by Mr. Lütke is reflected in the NEO Incentive Plan Awards - Value Vested or Earned During the Year table.
2	Values are calculated based on the difference between closing market price of Shopify's Class A subordinate voting shares on the Nasdaq on the vesting date and the exercise price.
3	Values are calculated based on the number of units vested and the actual realized sale price of Shopify's Class A subordinate shares on the Nasdaq on the vesting date.
4	Mr. Ashe did not stand for re-election to the Board at the Company's annual meeting of shareholders in June 2025 and is no longer a member of the Board.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the class, number and percentage of outstanding shares of the Company beneficially owned by each of our directors, director nominees and NEOs, all of our directors, director nominees and NEOs as a group, and each person or company known by us to be the beneficial owner of more than 5% of our outstanding shares, as of the date of this Circular. The Company has previously filed the Company's Amendment No. 1 to the Annual Report on Form 10-K (the "Form 10-K/A"), and the beneficial ownership table below also includes information provided in accordance with Item 403 of Regulation S-K (§ 229.403), which is required to be included in the Form 10-K/A. The number of shares beneficially owned by each person is determined under applicable SEC rules. Unless otherwise indicated below, to our knowledge, based on the information furnished to us, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of April 21, 2026. We deemed shares of the Company that the person has the right to acquire within 60 days, including RSUs that are expected to vest and settle within 60 days of April 21, 2026, and through the exercise of stock options within 60 days of April 21, 2026, to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of that person. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Shopify Inc., 151 O'Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8.

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	Shares Beneficially Owned
	Class A subordinate voting shares		Class B restricted voting shares		Founder Share
Name of Beneficial Owner	Number (#)	Percent	Number (#)	Percent	Number (#)	Percent
Directors, Director Nominees and NEOs
Tobias Lütke(1)	2,334,822	*	77,750,132	99.59%	1	100%
Joe Natale(2)	5,340	*	—	—	—	—
Lulu Cheng Meservey(3)	10,786	*	—	—	—	—
Jeanne DeWitt Grosser(4)	—	*	—	—	—	—
Gail Goodman(5)	119,644	*	—	—	—	—
David Heinemeier Hansson(6)	3,726	*	—	—	—	—
Jeremy Levine(7)	720,520	*	—	—	—	—
Prashanth Mahendra-Rajah(8)	10,991	*	—	—	—	—
Kevin Scott(9)	5,458	*	—	—	—	—
Toby Shannan(10)	253,098	*	—	—	—	—
Fidji Simo(11)	17,554	*	—	—	—	—
Harley Finkelstein(12)	507,681	*	—	—	—	—
Jessica Hertz(13)	226,532	*	—	—	—	—
Jeff Hoffmeister(14)	369,165	*	—	—	—	—
Jean Niehaus(15)	9,429	*	—	—	—	—
All directors, director nominees and executive officers as a group (15 persons)	3,874,224	*	77,750,132	99.59%	1	100%

1
Consists of (i) 1,290,000 Class A subordinate voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, (ii) 258,000 Class A subordinate voting shares held by Thistledown Foundation, which Mr. Lütke is deemed to beneficially own, (iii) 628,933 Class A subordinate voting shares issuable upon the exercise of options held by Mr. Lütke, (iv) 111,131 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 21, 2026, (v) 46,758 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026, (vi) 66,130,362 Class B restricted voting shares held by 7910240 Canada Inc., which Mr. Lütke is deemed to beneficially own, and (vii) 11,619,770 Class B restricted voting shares held by Mr. Lütke. Mr. Lütke is the only person or entity known by us to be the beneficial owner of more than 5% of a class of our outstanding shares. See "Section 1: Voting Information - Voting Securities and Principal Shareholders" in this Circular for a detailed breakdown of his voting power.

2	Consists of (i) 2,985 Class A subordinate voting shares, and (ii) 2,355 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
3	Consists of (i) 8,175 Class A subordinate voting shares, and (ii) 2,611 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
4	Mrs. Grosser has been recommended by the Nominating and Corporate Governance Committee and the Board as a director nominee and is standing for election at the Meeting.
5
Consists of (i) 74,746 Class A subordinate voting shares, (ii) 42,820 Class A subordinate voting shares issuable upon the exercise of options, and (iii) 2,078 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.

6	Consists of (i) 1,360 Class A subordinate voting shares, and (ii) 2,366 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
7	Consists of 720,520 Class A subordinate voting shares.
8	Consists of (i) 8,380 Class A subordinate voting shares, and (ii) 2,611 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
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9	Consists of (i) 2,897 Class A subordinate voting shares, and (ii) 2,2561 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
10	Consists of (i) 251,020 Class A subordinate voting shares, and (ii) 2,078 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
11	Consists of (i) 15,476 Class A subordinate voting shares, and (ii) 2,078 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.
12
Consists of (i) 14,487 Class A subordinate voting shares, (ii) 473,598 Class A subordinate voting shares issuable upon the exercise of options, (iii) 12,842 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 21, 2026, and (iv) 6,754 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.

13
Consists of (i) 19,433 Class A subordinate voting shares, (ii) 182,462 Class A subordinate voting shares issuable upon the exercise of options, (iii) 9,742 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 21, 2026, and (iv) 14,895 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.

14
Consists of (i) 72,444 Class A subordinate voting shares, (ii) 272,603 Class A subordinate voting shares issuable upon the exercise of options, (iii) 15,806 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 21, 2026, and (iv) 8,312 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.

15
Consists of (i) 3,540 Class A subordinate voting shares, (ii) 2,116 Class A subordinate voting shares issuable upon the exercise of options, (iii) 1,581 Class A subordinate voting shares issuable upon the exercise of options vesting within 60 days of April 21, 2026, and (iv) 2,192 Class A subordinate voting shares issuable upon the settlement of RSUs vesting within 60 days of April 21, 2026.

*	Represents less than 1% of Class A subordinate voting shares outstanding.

Equity Plans

Our Board is responsible for administering our Stock Option Plan and LTIP, and the Compensation and Talent Management Committee makes recommendations to our Board in respect of matters relating to such plans. Our Stock Option Plan and LTIP were amended and restated in June 2024 in connection with the approval of these plans by our shareholders.

The number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP was automatically increased on January 1 of each year, beginning on January 1, 2016 and ending on January 1, 2026, in an amount equal to 5% of the aggregate number of outstanding Class A subordinate voting shares and Class B restricted voting shares on December 31 of the preceding calendar year. For 2026, our Board approved the final 5% increase to the number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP.

Shopify competes for talent globally in a highly competitive labor market. This environment requires us to offer competitive compensation packages, including equity opportunities to attract and retain the high-performing talent who are key to supporting our growth and future success. The Board believes that our ability to offer competitive equity compensation has been, and will continue to be, critical to our ability to attract and retain these highly qualified and skilled employees. In the competitive labor market for the skills that we require, the aggregate share reserve available under the Stock Option Plan and the LTIP allows us to provide competitive equity compensation to retain our employees and hire key talent, as well as the ability to execute our talent strategy over the long-term. We have demonstrated discipline in the use of these available shares and intend to continue to do so.

Copies of each of the Stock Option Plan and the LTIP are available on SEDAR+ at sedarplus.ca and on EDGAR at sec.gov.

Our Board is also responsible for administering options and RSUs that were issued to employees of Deliverr, Inc. ("Deliverr") under the Deliverr, Inc. 2017 Stock Option and Grant Plan (the "Deliverr Plan"). Shopify assumed the Deliverr Plan in connection with the acquisition of Deliverr on July 8, 2022 and, following such acquisition, no additional options or RSUs have been or will be granted under the Deliverr Plan. As of the date of this Circular, no RSUs issued under the Deliverr Plan remain outstanding. A copy of the Deliverr Plan is available on SEDAR+ at sedarplus.ca and EDGAR at sec.gov.
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Shopify's Fourth Amended and Restated Stock Option Plan ("Legacy Option Plan") was terminated in 2025 following the expiration or exercise of all outstanding awards thereunder, and no securities remain issuable under that plan.

Third Amended and Restated Stock Option Plan
Our Board or, if authorized by our Board, our Compensation and Talent Management Committee, shall from time to time designate the directors, officers, employees or consultants of the Company or its affiliates to whom options shall be granted, the number of Class A subordinate shares to be covered by each option granted and the terms and conditions of such option.

Our Board may amend the Stock Option Plan or any option at any time without the consent of the optionees, as long as the amendment (i) does not adversely alter or impair any option previously granted, except as permitted by the terms of the Stock Option Plan, (ii) is in compliance with applicable law and is subject to any required regulatory approvals, and (iii) is subject to shareholder approval, where required by law, the requirements of the TSX or the Stock Option Plan. The Board may from time to time, in its discretion and without the approval of shareholders, amend the Stock Option Plan or any option in a manner for which shareholder approval is not otherwise specifically required under the terms of the Stock Option Plan, and such amendments at the discretion of the Board may include but are not limited to:

•amendments of a general housekeeping or clerical nature that clarify, correct or rectify any ambiguity, defective provision, error or omission;
•amendments to the provisions governing vesting, assignability and effect of termination of a participant's employment, contract or office;
•the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;
•a change to advance the date on which any option may be exercised under the Stock Option Plan;
•a change to the eligible participants of the Stock Option Plan;
•a change to any applicable designation pursuant to applicable tax or other laws;
•the addition of a deferred or performance share unit or any other provision which results in participants receiving securities while no cash consideration is received by the Company; and
•an amendment of the Stock Option Plan or an option as necessary to comply with applicable law or the requirements of the TSX or any other applicable regulatory body.

For greater certainty, our Board is required to obtain shareholder approval to make the following amendments:

•any amendment that reduces the exercise price of any option after the options have been granted, or any cancellation of an option and the substitution of that option by a new option benefiting an “Insider” (as defined in the Stock Option Plan) with a reduced price, except in the case of an adjustment pursuant to a change in capitalization;
•any amendment that extends the expiry date of any option benefiting an Insider, beyond the original expiry date, except in case of an extension due to a blackout period;
•any increase to the maximum number of Class A subordinate shares issuable from treasury under the Stock Option Plan and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;
•any amendment to remove or to exceed the limits with respect to "Insiders" (as defined by the TSX) set out in the Stock Option Plan; and
•any amendment to the amendment provisions of the Stock Option Plan.

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Summary of other key terms of the Stock Option Plan:

Eligibility
The Stock Option Plan allows for the grant of options to the directors, officers, employees and consultants of the Company or any of its affiliates. Eligibility is subject to an "insider participation limit"; a limit on grants to "Insiders" so that the maximum number of shares issued to insiders within any one year period, or issuable to insiders at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Class A subordinate voting shares and Class B restricted voting shares at such time.

Expired / Cancelled / Forfeited Options
All of the Class A subordinate voting shares covered by expired, cancelled or forfeited options granted under the Stock Option Plan, or units under the LTIP will automatically become available as Class A subordinate voting shares for the purposes of options or units that may be subsequently granted under the Stock Option Plan and the LTIP.

Exercise Price
All options granted under the Stock Option Plan will have an exercise price determined and approved by our Board at the time of grant, which shall not be less than the market price of the Class A subordinate voting shares at such time.

Market Price
The market price of the Class A subordinate voting shares shall be the volume weighted average trading price of the Class A subordinate voting shares on the Nasdaq for the five trading days ending on the last trading day before the day on which the option is granted.

Option Term
An option shall be exercisable during a period established by our Board, which shall commence on the date of the grant and shall terminate not later than ten years after the date of the granting of the option.

Vesting
Vesting terms are specified in the applicable grant agreement. Options granted outside of the Flex Comp program prior to December 2022 generally vest at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the following 2 years. Options granted outside of the Flex Comp program after December 2022 generally vest in equal quarterly installments over 3 years. Options elected through the Flex Comp program vest on a monthly basis over the course of a quarter or over an extended period not exceeding three years.

Blackout Period
The Stock Option Plan provides that the exercise period shall automatically be extended if the date on which it is scheduled to terminate shall fall during a blackout period. In such cases, the extended exercise period shall terminate 10 business days after the last day of the blackout period.

Plan Adjustments
The Stock Option Plan provides that appropriate adjustments will be made by our Board in order to maintain the optionees' economic rights in respect of their options in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation or similar corporate transaction. Such adjustments could include adjustments to the exercise price and/or the number of Class A subordinate voting shares to which an optionee is entitled upon exercise of options, or permitting the immediate exercise of any outstanding options that are not otherwise exercisable.

Termination	For cause: Forfeiture of all unvested options, cancellation of all unexercised options as of date of termination.
Other than for cause (but excluding death or incapacity): Forfeiture of all unvested options, three years from the date of termination to exercise vested options.
Death or incapacity: Forfeiture of all unvested options, one year to exercise vested options.
Change In Control
A participant's grant agreement or any other written agreement between a participant and Shopify may provide that unvested options be subject to acceleration of vesting and exercisability in certain circumstances, including in the event of certain change of control transactions. Our Board may at its discretion accelerate the vesting of any outstanding options notwithstanding the previously established vesting schedule, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any option, provided that the period during which an option is exercisable does not exceed 10 years from the date such option is granted.

Assignment	Except as specifically provided in an option agreement approved by our Board, options granted under the Stock Option Plan are generally not transferable.

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As of December 31, 2025, a total of 10,163,647 options were outstanding under the Stock Option Plan, and the Class A subordinate voting shares issuable upon exercise of such options represent in the aggregate: (i) 0.8% of the Class A subordinate voting shares issued and outstanding as of December 31, 2025, and (ii) 0.8% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2025.

The annual burn rate of the Stock Option Plan for 2025 was 0.1%, for 2024 was 0.5%, and for 2023 was 0.2%. The annual burn rate is calculated by dividing the number of options granted during the applicable fiscal year by the weighted average number of Class A subordinate voting shares and Class B restricted voting shares outstanding for the applicable fiscal year.

Long Term Incentive Plan

Under the terms of the LTIP, our Board or, if authorized by our Board, our Compensation and Talent Management Committee, may grant LTIP units as RSUs, performance share units ("PSUs") or DSUs. Each LTIP unit represents the right to receive one Class A subordinate voting share or its dollar equivalent (calculated on the relevant settlement date based on the volume weighted average trading price of the Class A subordinate voting shares on the Nasdaq for the 5 preceding days on which such shares were traded), in accordance with the terms of the LTIP. Participation in the LTIP is voluntary and, if an eligible participant agrees to participate, the grant of LTIP units will be evidenced by a grant agreement with each such participant.

Our Board may, in its sole discretion, suspend or terminate the LTIP at any time or from time to time amend, revise or discontinue the terms and conditions of the LTIP or of any LTIP unit granted under the LTIP and any grant agreement relating thereto, subject to any required regulatory and stock exchange approval, provided that such suspension, termination, amendment, or revision will not adversely alter or impair any LTIP unit previously granted, except as permitted by the terms of the LTIP or as required by applicable laws.

Our Board may amend the LTIP or any LTIP unit at any time without the consent of a participant provided that such amendment shall (i) not adversely alter or impair any LTIP unit previously granted except as permitted by the terms of the LTIP, (ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSX, and (iii) be subject to shareholder approval where required by law, the requirements of the TSX or the LTIP, provided however that shareholder approval shall not be required for certain amendments specified in the LTIP, including the following:

•amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the LTIP;
•changes that alter, extend or accelerate the terms of vesting or settlement applicable to any LTIP units;
•changes to the provisions governing assignability and the effect of termination of a participant’s employment, contract or office;
•the addition of a form of financial assistance and any amendment to a financial assistance provision which is developed;
•any amendment to the LTIP to preserve tax treatment;
•a change to the eligible participants under the LTIP or the administration of the LTIP; and
•an amendment of the LTIP or a unit as necessary to comply with applicable law or the requirements of the TSX or any other applicable regulatory body.

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For greater certainty, our Board is required to obtain shareholder approval to make the following amendments:

•any increase to the maximum number of Class A subordinate shares issuable from treasury under the LTIP and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;
•any amendment to remove or to exceed the limits with respect to "Insiders" (as defined by the TSX) set out in the LTIP; and
•any amendment to the amendment provisions of the LTIP.

Summary of other key terms of the LTIP:

Eligibility
The LTIP allows for the grant of units to directors, officers, employees and consultants of the Company or any of its affiliates, however DSUs may only be granted to directors of Shopify (including any directors that are also employees). Eligibility is subject to an "insider participation limit"; a limit on grants to "Insiders" (as defined by the TSX) so that the maximum number of shares issued to insiders within any one year period, or issuable to Insiders at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Class A subordinate voting shares and Class B restricted voting shares at such time.

Vesting
Vesting terms are specified in the applicable grant agreement. RSUs: RSUs granted outside of the Flex Comp program prior to December 2022 generally vest at a rate of 33.33% on the first anniversary of the vesting start date, with the remainder vesting in equal quarterly installments over the following two years. RSUs granted outside of the Flex Comp program after December 2022 generally vest in equal quarterly installments over three years. RSUs elected through the Flex Comp program vest on a monthly basis over the course of a quarter or over an extended period not exceeding three years. Participants must be continuously in active employment or continuously in active engagement with the Company or any of its affiliates, from the grant date until the RSU vesting date, except in the case of authorized leave.

DSUs: Unless otherwise approved by our Board, DSUs recorded in a participant's DSU notional account shall vest on the day that the DSU participant ceases to be a director and, if applicable, an employee of the Company for any reason including as a result of retirement, death, voluntary or involuntary termination without cause, or incapacity.

PSUs: PSUs will vest upon achievement of the performance criteria described in a participant's grant agreement, provided the PSU participant is continuously in active employment or active engagement with the Company, or any of its affiliates, from the grant date until such PSU vesting date.

Dividend Equivalents
In the event a dividend is paid on our Class A subordinate voting shares, then each participant's notional account shall, unless otherwise determined by the Board in respect of any grant of units, be credited with additional units (including fractional units) equivalent in value (based on the market value of the Class A subordinate voting shares on the Nasdaq for the five trading days immediately prior to the dividend payment date) to the dollar amount that the participant would have received as dividends if the participant had on the dividend payment date held a number of Class A subordinate voting shares equal to the number of share units in such participant's account prior to the payment of such dividends. Such additional units, if credited, shall vest on the same terms as the underlying units.

Plan Adjustments
The LTIP provides that appropriate adjustments, if any, will be made by our Board in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation, in the Class A subordinate voting shares issuable or amounts payable to preclude a dilution or enlargement of the benefits under the LTIP.

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Termination	Unless otherwise approved by our Board, unvested RSUs and PSUs previously credited to the participant's account will expire when the participant ceases to be an eligible person under the LTIP.
Assignment	Units granted under the LTIP are generally not transferable.

As of December 31, 2025, a total of 3,486,886 RSUs were outstanding under the LTIP, and the Class A subordinate voting shares issuable upon vesting of such RSUs represent in the aggregate: (i) 0.3% of the Class A subordinate voting shares issued and outstanding as of December 31, 2025, and (ii) 0.3% of the total Class A subordinate shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2025.

As of December 31, 2025, a total of 4,943 DSUs were outstanding under the LTIP, and the Class A subordinate voting shares issuable upon vesting of such DSUs represent, in the aggregate, a de minimis percentage of (i) the Class A subordinate voting shares issued and outstanding as of December 31, 2025, and (ii) the total Class A subordinate voting shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2025.

The annual burn rate of the LTIP for 2025 was 0.3%, for 2024 was 0.5%, and for 2023 was 0.4%. The annual burn rate is calculated by dividing the number of RSUs and DSUs granted during the applicable fiscal year by the weighted average number of Class A subordinate voting shares and Class B restricted voting shares outstanding for the applicable fiscal year.

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Summary of key terms of the Deliverr Plan:

Eligibility
The Deliverr Plan allowed for the grant of stock options, RSUs and other share-based awards (each, an "Award" and collectively, the "Awards") to eligible officers, employees, directors, consultants and other key persons of Deliverr or any subsidiary.

On July 8, 2022, Shopify acquired Deliverr by way of merger. Pursuant to the merger and subject to the exercise of a consent agreement, each unvested Deliverr stock option (each, a "Deliverr Option") and Deliverr RSU (each, a "Deliverr RSU") held by an individual who was employed by, or an independent contractor or consultant of, Deliverr immediately prior to the closing of the merger (each, a "Deliverr Continuing Employee") was cancelled and in exchange each Deliverr Continuing Employee received options (each, a "Deliverr Substitute Option") and RSUs (each, a "Deliverr Substitute RSU") exercisable for Class A subordinate voting shares of Shopify. The number of Class A subordinate voting shares subject to each Deliverr Substitute Option and Deliverr Substitute RSU was determined based on an exchange ratio calculated in accordance with the merger agreement (the "Deliverr Exchange Ratio"). Only Deliverr Continuing Employees received Deliverr Substitute Options and Deliverr Substitute RSUs. Following the merger, 2,243,973 Class A subordinate voting shares were issuable to Deliverr Continuing Employees on exercise of Deliverr Substitute Options and 1,234,327 Class A subordinate voting shares were issuable to Deliverr Continuing Employees on settlement of Deliverr Substitute RSUs. Following the merger, no additional stock options or RSUs have been or will be granted pursuant to the Deliverr Plan.

Vesting	The Deliverr Substitute Options generally vest in equal monthly installments over a period of four years.
Expired / Cancelled / Forfeited Awards	None of the Class A subordinate voting shares covered by expired, cancelled or forfeited Awards will become available as Class A subordinate voting shares for the purposes of options or units that may be subsequently granted under any of the Company's other equity plans.
Option Exercise Price	The exercise price for each share of Deliverr common stock covered by a Deliverr Option was not less than 100% of the fair market value of the Deliverr common stock on the date of grant. The per share exercise price of each Deliverr Substitute Option was determined by dividing the per share exercise price of the applicable Deliverr Option by the Exchange Ratio. The fair market value of the Deliverr common stock was based on the reasonable application of a valuation method not inconsistent with Section 409A of the U.S. Internal Revenue Code of 1986, as amended.
Option Term
Each Deliverr Substitute Option has the same expiration date as its corresponding Deliverr Option. Each Deliverr Option had an exercise term commencing on the date of grant and terminating not later than 10 years from the date of grant.

Plan Adjustments	Appropriate adjustments will be made by our Board order to maintain Award holders' economic rights in respect of Deliverr Substitute Options and Deliverr Substitute RSUs in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar corporate transaction. Such adjustments could include adjustments to the number and kind of securities reserved for issuance and delivery under the Deliverr Plan or adjustments to the exercise price of the Deliverr Substitute Options.
Termination
Subject to the individual award agreements, the following occurs to Deliverr Substitute Options upon a termination of service.
For cause: Forfeiture of all unvested options and, if provided in grant agreement, cancellation of all unexercised options as of date of termination.
Other than for cause (but excluding death or incapacity): Forfeiture of all unvested options, right to exercise vested options continues until three months after termination or on the expiration date of the award, whichever is earlier.
Death or incapacity: Forfeiture of all unvested options, right to exercise vested options continues until 12 months after termination or on the expiration date of the award, whichever is earlier.

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Sale Event	In the event of a sale event, the outstanding Deliverr Substitute Options and unvested Deliverr Substitute RSUs will terminate unless assumed or unless such awards are "cashed out" based on the transaction price. In the event of a termination of awards in connection with a sale event, each holder of Deliverr Substitute Options shall be permitted to exercise all options which are then exercisable.
Assignment	Deliverr Substitute Options and Deliverr Substitute RSUs are generally not transferable. If provided for in the applicable grant agreement, Deliverr Substitute Options may be transferred as a gift to the holder's family, trusts for the benefit of family members or partnerships in which such family members are the only partners, provided the transferee agrees in writing to be bound by all terms and conditions of the Deliverr Plan.

As of December 31, 2025, there were no RSUs outstanding under the Deliverr Plan.

As of December 31, 2025, a total of 37,031 options were outstanding under the Deliverr Plan. The Class A subordinate voting shares issuable upon exercise of such options represent, in the aggregate, a de minimis percentage of (i) the Class A subordinate voting shares issued and outstanding as of December 31, 2025, and (ii) the total Class A subordinate voting shares and Class B restricted voting shares collectively issued and outstanding as of December 31, 2025.

No additional awards were granted pursuant to the Deliverr Plan following the acquisition of Deliverr and no additional awards will be granted pursuant to the Deliverr Plan going forward.

Equity Compensation Plan Information
as of December 31, 2025

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity Compensation Plans Approved by Shareholders(1)
Stock Option Plan(4)	10163647	80.31	see "Total"
LTIP(4)	3,486,886	—	see "Total"
Equity Compensation Plans Not Approved by Shareholders(1)
Deliverr Plan(5)	37,031	3.68	—
Total	13,687,564	n/a	472,683,423(6)

1
The Stock Option Plan and LTIP were approved by shareholders at the Company's 2015 annual general and special meeting. The Stock Option Plan and LTIP were further amended and restated and approved by shareholders at the Company's 2018, 2021 and 2024 annual general and special meeting. The Deliverr Plan was assumed in connection with the Company's acquisition of Deliverr on July 8, 2022. The Company's Legacy Option Plan was terminated in 2025 following the expiration or exercise of all outstanding awards thereunder, and no securities remain issuable under that plan.

2	All outstanding options have an exercise price in U.S. dollars.
3
The number of Class A subordinate voting shares available for issuance, in the aggregate, under the Stock Option Plan and the LTIP were automatically increased on January 1 of each year, beginning on January 1, 2016 and ending on January 1, 2026, in an amount equal to 5% of the aggregate amount of outstanding Class A subordinate voting shares and Class B restricted voting shares on December 31 of the preceding calendar year. After January 1, 2026, the maximum number of Class A subordinate voting shares reserved for issuance under the Stock Option Plan and the LTIP cannot be further increased under the terms of the Stock Option Plan and the LTIP, respectively.

4	Options issued under the Stock Option Plan are exercisable for Class A subordinate voting shares. Each unit granted under the LTIP represents the right to receive one Class A subordinate voting share in accordance with the terms of the plan.
5	Options issued under the Deliverr Plan are exercisable for Class A subordinate voting shares. No post-acquisition options have been or will be granted under the Deliverr Plan.
6	65,195,215 additional securities were added on January 1, 2025, for a total of 537,878,638.

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As of December 31, 2025, the maximum number of securities issuable under both the Stock Option Plan and the LTIP was 472,683,423 and the Class A subordinate voting shares issuable upon vesting or exercise of such securities, as applicable, represent in the aggregate 36.3% of the total Class A subordinate shares and Class B restricted voting shares issued and outstanding as of December 31, 2025.

Limitations on Liability and Indemnity Agreements

Under the CBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Shopify or another entity.

The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and
•in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require Shopify to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Shopify or another entity.

Our by-laws authorize Shopify to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into indemnity agreements with each of our current directors and officers undertaking to indemnify each of them to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of actions in the exercise of their duties as a director or officer.

Indebtedness of Directors, Officers and Employees

None of our proposed nominees for directors, current directors, executive officers, employees, and former directors, executive officers and employees, is or has been indebted to the Company at any time.
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SECTION 4: CORPORATE GOVERNANCE POLICIES AND PRACTICES

Overall Approach

As a corporation incorporated under the CBCA and listed on both the TSX and the Nasdaq, Shopify is subject to various Canadian and U.S. legislation, rules, regulations, and standards related to governance practices. The Canadian Securities Administrators have issued corporate governance guidelines pursuant to NP 58-201 together with certain related disclosure requirements pursuant to NI 58-101. The Corporate Governance Guidelines are recommended as "best practices" for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted certain corporate governance policies and practices that reflect our consideration of the recommended Corporate Governance Guidelines.

Shopify's corporate governance practices, including those as they relate to the requirements of NI 58-101 and the Corporate Governance Guidelines are set out below. The Board and senior management believe that the Company's current governance practices are appropriate and comply in all material respects with all requisite regulatory and statutory requirements, the applicable corporate governance rules of the Nasdaq, and applicable Canadian and U.S. corporate and securities rules and regulations, including the provisions of the CBCA and the applicable provisions of the U.S. Sarbanes-Oxley Act.

Foreign Private Issuer

Nasdaq Listing Rule 5620(c) generally requires that a listed company's by-laws provide for a quorum for any meeting of the holders of the company's common shares that is no less than 33 1/3% of the company's outstanding voting common shares. Pursuant to the Nasdaq corporate governance rules we, as a foreign private issuer, have elected to comply with practices that are permitted under Canadian law in lieu of the provisions of Rule 5620(c). Specifically, our by-laws provide that a quorum of shareholders is met by the holders of at least 25% of the shares entitled to vote at the meeting, attending the meeting themselves or represented by proxy, and at least two persons entitled to vote at the meeting, attending the meeting themselves or represented by proxy.

Except as stated above, we comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other Nasdaq listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a U.S. domestic company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq listing requirements applicable to U.S. domestic issuers.

Set out below are certain key governance practices that are, in the Company's view, important to creating a Board and committees that can function independently and effectively and add value to the Company.

Director Independence

It is the objective of the Board that all non-employee directors meet the criteria for independence required by all applicable regulatory bodies and relevant stock exchanges. Only those directors who the Board affirmatively determines have no material relationship with the Company and who meet the additional qualifications prescribed under the Nasdaq rules and other applicable regulatory and/or statutory requirements will be considered independent. In addition, the Company's Corporate Governance Guidelines require that members of the Audit Committee also satisfy applicable regulatory and/or statutory independence requirements for membership on the Audit Committee, including those contained in NI 52-110 and the U.S. Sarbanes-Oxley Act. The Company's Corporate Governance Guidelines also provide that only directors who satisfy the standards of independence under applicable
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law may serve on the Company's Compensation and Talent Management Committee and Nominating and Corporate Governance Committee.

Each Board member is required to complete an annual independence questionnaire and update such questionnaire if circumstances change during the year. Based upon the information provided by the directors and director nominees in such questionnaires, the Board has determined that all existing directors and proposed director nominees, other than Mr. Lütke, are independent under all of the applicable regulatory and statutory criteria. Brief biographies of the director nominees are included in "Section 2: Business of the Meeting - 1. Election of Directors" of this Circular and on our website at shopify.com/investors/board-of-directors.
The Board has determined that Mr. Lütke is the Company's only non-independent director. Mr. Lütke founded Shopify in 2004 and has been the Company's Chief Executive Officer since 2008. While Mr. Lütke, the Chair of the Board, is not an independent director, a Lead Independent Director has been appointed. Mr. Natale currently serves as the Lead Independent Director. See "Lead Independent Director" below for further details.
Board Committees

Our Board Charter states that the Board shall appoint from among its members the members of each committee of the Board, in consultation with the relevant committee. The standing committees of our Board consist of an Audit Committee, a Compensation and Talent Management Committee, and a Nominating and Corporate Governance Committee. Our Board committees are comprised entirely of independent directors.

Board and Committee Meetings

Our Board Charter states that our Board will meet as often as it determines appropriate to carry out its responsibilities, which typically will include one regularly scheduled meeting per quarter and ad hoc meetings from time to time. The Board and committees also act by unanimous written consent. The Board and its committees each have a working plan derived from the respective Board and committee Charters assigned to scheduled meetings, to ensure that applicable duties and actions are fulfilled throughout the year. If other matters arise throughout the year requiring discussion or approval, additional meetings may be convened.

In 2025, there were five Board meetings, four Audit Committee meetings, four Compensation and Talent Management Committee meetings, and two Nominating and Corporate Governance Committee meetings.

Meetings of Independent Directors

The agenda for every regularly scheduled Board meeting includes a separate meeting consisting of only independent directors of the Company, which is normally presided over by the Lead Independent Director, or such other non-employee director as is selected by a majority of the non-employee directors. The presiding director for such meetings in 2025 was the Lead Independent Director. All of our committees are made up of independent directors. The members of our Audit Committee meet with our Independent Registered Public Accounting Firm without management present. In addition, each Board member is free to suggest the inclusion of agenda items and is free to raise at any Board meeting subjects that are not on the agenda for that meeting. In 2025, a total of five meetings of independent directors, not including committee meetings, were held.

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Mandate of the Board of Directors

Our Board is responsible for supervising the management of our business and affairs, including providing guidance and strategic oversight to management, with the goal of increasing shareholder value over the long term. Our Board has adopted a Board Charter, a copy of which is attached as Schedule A to this Circular and can also be accessed on our website at shopify.com/investors/governance-documents. Written position descriptions of the Board Chair and each committee Chair are included in the Board Charter and each respective committee Charter, each of which can also be found on the Company's website at shopify.com/investors/governance-documents.

Duties and Responsibilities of the Board of Directors

Our directors have fiduciary duties to the Company under the CBCA. In exercising their powers and discharging their duties, our directors must act honestly and in good faith with a view to the best interests of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is afforded a due diligence defense for failure to comply with any provision of the CBCA, our articles, or our by-laws where he or she exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on: (i) financial statements represented to him or her by an officer of our Company or in a written report of our auditor to fairly reflect the financial condition of the company; or (ii) a report of a person whose profession lends credibility to a statement made by the professional person.

Each member of the Board is expected to spend the time and effort necessary to properly discharge his or her responsibilities as a director of the Company. Accordingly, a director is expected to regularly attend meetings of the Board and Board committees on which such director sits, and to review prior to each meeting the materials distributed in advance of such meeting. A director who is unable to attend a meeting is expected to notify the Chair or the chairperson of the appropriate committee, or the Corporate Secretary in advance of such meeting.

Access to Information and Authority

The Board is granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board, and any committee of the Board, has the authority to, at its sole discretion and at the Company's expense, retain and set the compensation of outside experts, advisors, or other professionals, including but not limited to, independent legal or accounting advisors, as necessary to assist in the performance of its duties and responsibilities. Pursuant to the Company's Corporate Governance Guidelines, the Board, and any committee of the Board, has the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's Independent Registered Public Accounting Firm, or any other professional retained by the Company to render advice to the Company, attend a meeting of the Board or such committee, or meet with any members of or advisors to the Board. Directors are also encouraged to speak directly to any member of management regarding any questions or concerns the directors may have. The Board regularly invites members of management to attend Board and committee meetings where they present on Company business and strategy.

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Audit Committee

As of the date of this Circular, our Audit Committee was comprised of Mr. Mahendra-Rajah, Mr. Natale and Ms. Goodman and chaired by Mr. Mahendra-Rajah. The Audit Committee met four times in 2025. The Board intends to appoint Mrs. Grosser as a member of the Audit Committee to replace Ms. Goodman, who will be retiring from the Board following the Meeting. The Board has determined that each of the Audit Committee members, as well as Mrs. Grosser, meet the independence requirements under applicable law and exchange rules and are "financially literate" within the meaning of NI 52-110 and able to read and understand fundamental financial statements as described under Nasdaq rules. Furthermore, our Board has determined that Mr. Mahendra-Rajah, in his capacity as Chair of the Audit Committee, qualifies as an "audit committee financial expert" as that term is defined under SEC rules and has the requisite experience for financial sophistication under the Nasdaq rules.

Mr. Mahendra-Rajah acquired his financial literacy as a result of having graduated with a Masters in Business Administration from the Krannert School of Management at Purdue University, acting in senior finance leadership roles, including as Chief Financial Officer of Uber, Analog Devices, and WABCO Holdings, and acting in other financial leadership roles at Applied Materials, Visa, and United Technologies.

Mrs. Grosser acquired her financial literacy as a result of having graduated with a Masters in Business Administration from the Stanford Graduate School of Business, acting as Chief Business Officer of Stripe Inc., a global financial technology and payments company, and acting as Chief Operating Officer of Vercel Inc.

Mr. Natale acquired his financial literacy as a result of acting in numerous senior business leadership roles, including as President and CEO of Rogers Communications, President and CEO of TELUS, Managing Partner of KPMG Consulting in Canada and Global Managing Director in the consumer and industrial market segments for KPMG Consulting.

Our Board has established an Audit Committee Charter setting forth the purpose, composition, authority, and responsibilities of the Audit Committee, consistent with the rules of the Nasdaq, the SEC, and NI 52-110. The Audit Committee Charter also sets forth the responsibilities and duties of the Chair of the Audit Committee. A copy of the Audit Committee Charter can be found on our website at shopify.com/investors/governance-documents. The principal purpose of our Audit Committee is to assist our Board in discharging its oversight of:

•the quality and integrity of our financial statements and related regulatory filings;
•the independence, qualifications, appointment, and performance of our external auditor;
•our disclosure controls and procedures, internal control over financial reporting, and management's responsibility for assessing and reporting on the effectiveness of such controls;
•our compliance with applicable legal and regulatory requirements; and
•our enterprise risk management processes, including but not limited to risks related to cybersecurity.

At least annually, the Audit Committee reviews and confirms the independence of the Independent Registered Public Accounting Firm by obtaining statements from the Independent Registered Public Accounting Firm describing all relationships or services between the auditor and the Company. The Audit Committee reviews any disclosed relationships or services that may affect the auditor's independence and objectivity, and takes appropriate actions to oversee the Independent Registered Public Accounting Firm.

In connection with its risk management function, the Audit Committee reviews and discusses periodic reports prepared by the Head of Risk and Internal Audit on the effectiveness of the Company's
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enterprise risk management programs, control processes and governance procedures, together with management's response. The Company's Chief Information Security Officer provides the Audit Committee with periodic reports on the Company's cybersecurity program. Matters that are determined to represent an elevated level of risk may be escalated to the full Board for consideration, at the discretion of the Audit Committee.

Our Audit Committee has access to all of our books, records, facilities and personnel and may request any information about the Company as it may deem appropriate. It also has the authority in its sole discretion and at the Company's expense, to retain and set the compensation of outside legal, accounting, or other advisors, as necessary to assist in the performance of its duties and responsibilities.

Our Audit Committee recommends the Independent Registered Public Accounting Firm to be nominated and reviews the compensation of the Independent Registered Public Accounting Firm.

Our Audit Committee also reviews procedures for reviewing and approving or ratifying related-party transactions (as defined under U.S. GAAP), and is responsible for reviewing and approving or ratifying all related-party transactions.

Pre-Approval Procedures for Audit and Non-Audit Services

From time to time, management may recommend to and request approval from the Audit Committee for the provision of audit and non-audit services to be provided by the Company's Independent Registered Public Accounting Firm. The Audit Committee considers such requests, if applicable, and if acceptable, pre-approves such audit and non-audit services. During such deliberations, the Audit Committee assesses, among other factors, whether the services requested would be considered "prohibited services" as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the Company's Independent Registered Public Accounting Firm.

Nominating and Corporate Governance Committee

As of the date of this Circular, the Nominating and Corporate Governance Committee was comprised of Mr. Natale and Mr. Levine. The Board has determined that each of these directors is independent under applicable laws and exchange rules. As of the date of this Circular, the Nominating and Corporate Governance Committee was chaired by Mr. Natale.

Our Board has established a Nominating and Corporate Governance Committee Charter setting forth the purpose, composition, authority, and responsibility of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee Charter also sets forth the responsibilities and duties of the Chair of the Nominating and Corporate Governance Committee Charter, which is available on the Company's website at shopify.com/investors/governance-documents. The Nominating and Corporate Governance Committee's purpose is to assist our Board in:

•identifying individuals qualified to become members of our Board;
•assessing the qualifications of candidates who may be referred by management or external sources;
•selecting or recommending that our Board select director nominees for the next annual meeting of shareholders and recommending the composition of our Board and its committees;
•developing and overseeing a process to assess our Board, the Chair of the Board, the committees of the Board, the chairs of the committees, and individual directors;
•developing and implementing our corporate governance guidelines; and
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•overseeing the Company's strategy and initiatives relating to environmental, social, and corporate governance matters that are significant to the Company.

Board, Committee and Director Evaluations

As part of its mandate, the Nominating and Corporate Governance Committee regularly conducts a review process, to assess our Board, each committee and each director regarding his, her or its effectiveness and contribution. The Chair of the Nominating and Corporate Governance Committee then provides a report of the evaluation results to our Board.

Identifying New Candidates for our Board

The Nominating and Corporate Governance Committee is a committee composed entirely of independent directors and is responsible for developing and recommending to the Board the criteria that are deemed necessary or advisable for prospective director candidates. The Board has full authority to modify such criteria as and when it sees fit.

The Nominating and Corporate Governance Committee is also responsible for developing director succession plans for the Board, identifying suitable candidates for nomination to the Board and assessing their qualifications in light of the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable under the circumstances. The Nominating and Corporate Governance Committee reviews the prospective candidates' qualifications and recommends to the Board such prospective director candidates. The Board is ultimately responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders.

In identifying new candidates for our Board, the Nominating and Corporate Governance Committee will consider what competencies and skills our Board, as a whole, should possess and assess what competencies and skills each existing director possesses, considering our Board as a group, and the personality and other qualities of each director, as these may ultimately determine the Board dynamic. The Nominating and Corporate Governance Committee will also consider whether the performance of any candidate is likely to be adversely impacted by excessive time commitments, such as service on other boards.

Once appointed to the Board, as set out in our Corporate Governance Guidelines, directors must notify the Nominating and Corporate Governance Committee upon a change in principal occupation or business association, prior to accepting another directorship, or upon becoming aware of circumstances that may adversely reflect upon such director, any other director, or the Company, so that the potential for conflicts or other factors compromising the director's ability to perform his or her duties may be fully assessed.

Shareholders may nominate an individual for election to the Board by way of a shareholder proposal in accordance with the provisions of the CBCA. The Company must receive such a proposal during the 60-day period between January 17, 2027 and March 18, 2027. The Company has adopted an advance notice by-law that provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary. See "Advance Notice Requirements for Director Nominations" below. The Company believes that the current statutory rights provided to shareholders adequately address the rights of shareholders to nominate directors.

Compensation and Talent Management Committee

As of the date of this Circular, our Compensation and Talent Management Committee was comprised of the following independent directors: Mr. Natale, Ms. Goodman, and Ms. Simo, and chaired by Ms.
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Goodman. Ms. Goodman is retiring from the Board following the Meeting and the Board intends to appoint Mrs. Grosser as a member and the Chair of the Compensation and Talent Management Committee, to replace Ms. Goodman, following the Meeting. The Board has determined that all Compensation and Talent Management Committee members, as well as Mrs. Grosser, meet the independence requirements under applicable laws and exchange rules.

Our Board has established a Compensation and Talent Management Committee Charter setting forth the purpose, composition, authority and responsibility of the Compensation and Talent Management Committee consistent with the guidance of the Canadian Securities Administrators and the rules of the Nasdaq and the SEC. The Compensation and Talent Management Committee Charter also sets forth the responsibilities and duties of the Chair of the Compensation and Talent Management Committee, which can be found on our website at shopify.com/investors/governance-documents. The Compensation and Talent Management Committee's purpose is to assist the Board in its oversight of executive compensation, management development and succession, director compensation, equity compensation, compensation disclosure, and human capital management. The principal responsibilities and duties of the Compensation and Talent Management Committee include:

•reviewing at least annually our executive compensation plans;
•evaluating at least annually our CEO's performance in light of the Company's goals and objectives and, based on such evaluation, with appropriate input from other independent members of our Board, determining the CEO's annual compensation and reporting on the compensation to the Board;
•reviewing on an annual basis the evaluation process and compensation structure for the Company's other officers, including the benchmark compensation group and, in consultation with our CEO, reviewing the performance of the other officers in order to determine the compensation of such officers;
•assessing the competitiveness and appropriateness of our programs relating to the compensation of executive officers on an annual basis;
•reviewing and, if appropriate, recommending to our Board the approval of any adoption, amendment or termination of our incentive and equity-based incentive compensation plans (and the aggregate number of shares to be reserved for issuance thereunder) pursuant to the Company's overall compensation philosophy and strategy, and overseeing their administration and discharging any duties imposed on the Compensation and Talent Management Committee by any of those plans;
•overseeing the Company's human capital management;
•reviewing, in consultation with the CEO, management's resources and succession plans for officers and senior leaders; and
•reviewing at least annually the form and compensation for members of the Board.

Compensation and Talent Management Committee Interlocks

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation and Talent Management Committee.

Chair of the Board

Tobias Lütke, our CEO and founder, is the Chair of our Board. Pursuant to our Board Charter, the Board shall choose one of its members to be its Chair by majority vote. Our Board has adopted a written position description for the Chair, as outlined in the Board Charter, which, among other things, sets out the key responsibilities and duties of the Chair.

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Lead Independent Director

Mr. Natale is our Lead Independent Director. The Lead Independent Director is responsible for overseeing the discharge by the Board of its responsibilities, including that the Board evaluates the performance of management objectively, and that the Board understands the boundaries between the responsibilities of the Board and management, and functions independently of management. Our Lead Independent Director consults with the independent directors and represents such directors, where necessary, in discussions with management and the Chair on the conduct of Board meetings, corporate governance, and other issues.

Shopify's Lead Independent Director has the following responsibilities and duties:

•in co-operation with the Chair, provide leadership to enable the Board to act effectively in carrying out its duties and responsibilities as described in the Board Charter and as otherwise appropriate;
•in consultation with the Chair, the CEO, the CFO, the Corporate Secretary's Office, and others as required, review the annual work plan and the meeting agendas so as to bring all required business before the Board;
•preside over executive sessions of independent directors, and serve as a liaison between the Chair and the independent directors;
•if the Chair is not present at meetings, the Lead Independent Director will chair such meetings;
•in consultation with the CEO, ensure that there is an effective relationship between management and the members of the Board; and
•as appropriate, carry out any other or special assignments or any functions as may be requested by the Chair or management.

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Chief Executive Officer

Working with the Board, the CEO provides vision and innovative leadership alongside his deep context as Shopify’s founder to drive the Company's strategic priorities. The CEO leads the executive management team, oversees the direction and development of the business, the Shopify platform and its products, and identifies strategic opportunities.

Orientation and Continuing Education

The Board is responsible for providing an orientation program for new directors including familiarizing new directors with the Company and its business, the Board Chair, the Lead Independent Director, other directors, management, and the Company's governance processes. This responsibility may be delegated to the Nominating and Corporate Governance Committee.

On joining the Board, new directors are provided with information and participate in introductory meetings with other directors, management, and key members of Company leadership in order to gain familiarity with the Company's culture, business and strategic plans, key policies and practices, including the Code of Conduct, and management structure. New Board members are also provided with the opportunity to better understand the Shopify platform and merchants through self-guided content including merchant stories and feedback to gain a deeper appreciation for the impact of Shopify's work and the Company's commitment to merchants.

The Board believes that ongoing education is important for maintaining a current and effective Board. The Board and its committees regularly invite different members of the Company's management to present to the Board and its committees on various aspects of the Company's business. Over the past year, directors received updates on, among other things: product strategy (including updates on agentic commerce and the related data infrastructure, the Company's advertising strategy, retail product offerings, the Shop App, and Shopify Editions); the Company's financial and operational strategy and performance (including discussions on the Company's capital allocation strategy, a review of the Company's commercial operations, and cost governance for AI spend); regulatory and legal considerations applicable to agentic commerce; the Company's annual operating plan; talent structure and systems and human capital management; executive performance and compensation and succession planning; cybersecurity and privacy; sustainability; Board development; the results of the 2025 annual general meeting of shareholders and related shareholder and governance matters; and regular finance and legal updates.

In addition, all directors have regular access to and contact with senior management, and directors are encouraged to, and do, speak directly to any member of management regarding any questions or concerns the directors may have. Directors are encouraged to continually develop and hone their skills and knowledge to enable them to provide the best strategic advice to the Company. The Board meets in-person at least once a year. Shopify reimburses directors for reasonable expenses incurred in connection with these education programs.

Strategy

The Board is responsible for reviewing and approving management's strategic and business plans and our financial objectives, plans and actions, including significant capital allocations and expenditures. The Board holds regular meetings at which members of management, including our CEO, provide updates on management's strategies, business plans (including management's annual operating plan), opportunities, and risks.

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Director Equity Ownership

The Company encourages directors to own equity in the Company, whether in the form of shares, options, RSUs, DSUs, or otherwise. However, the Board believes that the amount and nature of a director's equity ownership is a personal decision, and as a result the Board has not adopted a policy requiring minimum equity ownership by directors.

Succession Planning

Our Chief Executive Officer works with the Compensation and Talent Management Committee and the Board on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our Board believes that the directors and the CEO should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our CEO, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the Compensation and Talent Management Committee and in executive sessions of the Board. In addition, the Compensation and Talent Management Committee of our Board regularly reviews the Company's leadership pipeline, talent strategies including succession, and plans for key positions in consultation with the Compensation and Talent Management Committee. Directors also become familiar with potential successors for key positions through various other means, including Board presentations and informal meetings.

Board Development

Our Board has not adopted director term limits or mandatory age-related retirement policies. Rather than adopting these or other formal mechanisms of Board renewal, the Nominating and Corporate Governance Committee reviews the Board's composition on a regular basis and considers the most appropriate makeup of the Board. Shopify, the Nominating and Corporate Governance Committee, and the Board are committed to a merit-based system for selecting talented and dedicated individuals to serve as directors and executive officers rather than setting specific representation targets. The Board and management believe that fostering a high-performing Board with diverse perspectives does not require a formal policy1. In connection with evaluating recommendations for Board nomination, the Nominating and Corporate Governance Committee and the Board considers director age and tenure. See "Section 2: Business of the Meeting - 1. Election of Directors" in this Circular for each director nominee's age and the year each director was first elected or appointed.

Majority

Shopify is subject to the statutory majority voting requirements under the CBCA (the "CBCA Majority Voting Requirements"). In accordance with the CBCA Majority Voting Requirements, directors stand for election each year at the annual meeting of shareholders, and a separate vote of shareholders is taken with respect to each candidate nominated for director. If there is an uncontested election, each candidate is elected only if the number of votes cast in their favor represents a majority of the votes cast with respect to his or her election by shareholders who are present in person or represented by proxy. If an incumbent director is not re-elected in an uncontested election, the director may continue in office until the earlier of (i) the 90th day after the day of the election; and (ii) the day on which their
1 As a company incorporated under the CBCA, Shopify is required to provide information regarding the representation of "designated groups" among the Board and senior management. "Designated groups", as defined under the regulations to the CBCA, include "women, Indigenous persons, persons with disabilities and members of visible minorities" (as defined under the Employment Equity Act (Canada)). Currently, three of our 10 (30%) director nominees self-identify as women and two of our 10 (20%) director nominees self-identify as members of visible minorities. Two of our five (40%) executive officers self-identifies as a woman and one of our five (20%) executive officers self-identifies as a member of a visible minority. None of our director nominees identify as an Indigenous person or a person with a disability.
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successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

Disclosure of Voting Results

In accordance with TSX rules, Shopify will make prompt disclosure of detailed vote results following each shareholder meeting.

Conflicts of Interest

A director who has a material interest in a matter before our Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our Board or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors are also required to comply with the relevant provisions of the CBCA regarding conflicts of interest.

The CBCA states that a director must disclose to the Company, in accordance with the provisions of the CBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. A director required to make such a disclosure is not entitled to vote on any directors' resolution to approve that contract or transaction, unless the contract or transaction:

•relates primarily to the director's remuneration as a director, officer, employee, agent or mandatory of Shopify or an affiliate;
•is for indemnity or insurance otherwise permitted under the CBCA; or
•is with an affiliate.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers, employees, consultants, and contractors including our CEO, CFO, controller or principal accounting officer, or other persons performing similar functions, which is a "code" under NI 58-101 and a "code of ethics" as defined by applicable SEC rules. The Code of Conduct sets out our fundamental values and standards of behavior that are expected from our directors, officers, employees, consultants, and contractors with respect to all aspects of our business. The objective of the Code of Conduct is to provide guidelines for maintaining our integrity, reputation and honesty with a goal of honoring others' trust in Shopify at all times. The full text of the Code of Conduct is posted on our website at shopify.com/investors/governance-documents and is filed with Canadian securities regulators.

In 2025, all employees were provided online training on the Code of Conduct, and were required to read the Code and certify to having read and understood the Code. All new employees undergo the same training and certification process when they join the Company.

If we grant any waivers from any provision of the Code of Conduct, including any implicit waiver, we will disclose the nature of such waiver on our website to the extent required by the rules and regulations of the SEC and the Canadian Securities Administrators. To date, no such waiver has been granted.

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    Monitoring Compliance with the Code of Conduct

Our Nominating and Corporate Governance Committee is responsible for reviewing and evaluating the Code of Conduct at least annually and will recommend any necessary or appropriate changes to our Board for consideration. The Nominating and Corporate Governance Committee assists our Board with the monitoring of compliance with the Code of Conduct, and is responsible for considering any waivers of the Code of Conduct (other than waivers applicable to members of the Nominating and Corporate Governance Committee, which are considered by the Audit Committee, or waivers applicable to our directors or executive officers, which are subject to review by our Board as a whole). The Board receives quarterly compliance reports from the General Counsel, which includes relevant matters related to the Code of Conduct.

To the Company's knowledge there has been no conduct by our directors or executive officers that constitutes a departure from our Code of Conduct since January 1, 2025 and, accordingly, no material change reports related thereto have been required.

    Complaint Reporting

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies, or any unethical or questionable act or behavior is identified and reviewed, our Code of Conduct encourages employees to promptly report the violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our Code of Conduct contains procedures designed to facilitate confidential, anonymous submissions by our employees.

Shopify has a whistleblower hotline that employees and others can access by phone or online, and choose to report anonymously or not, at their option. The Chair of the Audit Committee is notified of any whistleblower reports and, if appropriate, the Board is provided with reports from management regarding whistleblower reports.

Shareholder Meetings

Under the CBCA, we must hold a general meeting of our shareholders at least once every year at a time and place determined by our Board, provided that the meeting must not be held later than 15 months after the preceding annual meeting, but no later than 6 months after the end of our preceding financial year. A meeting of our shareholders may be held anywhere our directors determine or be conducted in a virtual-only format. Our directors may, at any time, call a meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders' meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, if a meeting is to consider special business (which is any business other than the consideration of the financial statements, the Report of Independent Registered Public Accounting Firm, election of directors or the re-appointment of the current Independent Registered Public Accounting Firm), the general nature of the special business, must be sent to shareholders, to each director and the Independent Registered Public Accounting Firm not less than 21 and not more than 60 days prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer. Under the CBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

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Our by-laws provide that a quorum of shareholders consists of the holders of at least 25% of the shares entitled to vote at the Meeting, attending the Meeting themselves or represented by proxy, and at least two persons entitled to vote at the Meeting, attending the Meeting themselves or represented by proxy. If a quorum is not present at the opening of the Meeting, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any further business.

Holders of our Class A subordinate voting shares, Class B restricted voting shares, and the Founder Share are entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our Corporate Secretary, our Independent Registered Public Accounting Firm and any other persons invited by our Chair, or directors, or with the consent of those at the Meeting, are entitled to attend at any meeting of our shareholders, but will not be counted in the quorum or be entitled to vote at the Meeting unless he or she is a shareholder or proxyholder entitled to vote at the Meeting.

Advance Notice Requirements for Director Nominations

We have adopted an advance notice by-law which was approved by our shareholders at our 2015 annual meeting. The by-law provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary at our principal executive offices. To be timely, a shareholder's notice must be received (1) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (2) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Our advance notice by-law also prescribes the proper written form for a shareholder's notice. Our Board may, at its sole discretion, waive any requirement under these provisions.

Choice of Forum

We have adopted a forum selection by-law which was approved by our shareholders at our 2015 annual meeting. The by-law provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and appellate courts therefrom (or, failing such court, any other "court" as defined in the CBCA having jurisdiction, and the appellate courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us; (3) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our articles or by-laws, or (4) any action or proceeding asserting a claim otherwise related to our "affairs" (as defined in the CBCA). Our forum selection by-law also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our by-law.

Share Structure

Our Class B restricted voting shares have ten votes per share, our Class A subordinate voting shares have one vote per share and the Founder Share has a variable number of votes. All Class B restricted voting shares will convert automatically into Class A subordinate voting shares on the date on which the outstanding Class B restricted voting shares represent less than 5% of the aggregate number of
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outstanding Class A subordinate voting shares and Class B restricted voting shares as a group. The Founder Share provides a variable number of votes that represents, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by Tobias Lütke, his immediate family and affiliates, at least 40% of the aggregate voting power attached to all of the Company's outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of Tobias Lütke and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company's outstanding voting shares.

The holders of our Class B restricted voting shares and the Founder Share collectively control a substantial percentage of the combined voting power of our voting shares even though the Class B restricted voting shares and the Founder Share each represent a substantially smaller percentage of our total outstanding shares. The concentrated voting control of holders of our Class B restricted voting shares and the Founder Share limits the ability of our Class A subordinate voting shareholders to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendment of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, holders of Class B restricted voting shares and the Founder Share will have the ability to influence many matters affecting Shopify and actions may be taken that our Class A subordinate voting shareholders may not view as beneficial. Given the terms of the Founder Share, this will continue to be the case even following the conversion of all Class B restricted voting shares in accordance with their terms, as the conversion will increase the voting power of the Founder Share, subject to the limitations of the terms of the Founder Share.

    Certain Class Votes

Class A subordinate voting shares and Class B restricted voting shares

Except as required by the CBCA, applicable securities laws or our restated articles of incorporation, holders of Class A subordinate voting shares and Class B restricted voting shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares. Neither the holders of the Class A subordinate voting shares nor the holders of the Class B restricted voting shares are entitled to vote separately as a class upon a proposal to amend our articles of incorporation in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a), and (e) of subsection 176(1), respectively of the CBCA. Pursuant to our restated articles of incorporation, neither holders of our Class A subordinate voting shares nor holders of our Class B restricted voting shares will be entitled to vote separately as a class on a proposal to amend our articles to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A subordinate voting shares and Class B restricted voting shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or our articles of incorporation in respect of such exchange, reclassification or cancellation.

Pursuant to our restated articles of incorporation, holders of Class A subordinate voting shares and Class B restricted voting shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our Class A subordinate voting shares and Class B restricted voting shares, each voting separately as a class.

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Founder Share

The Founder Share will vote together with the Class B restricted voting shares and the Class A subordinate voting shares as a single class except as otherwise expressly provided in the Company's restated articles of incorporation or as provided by law.

The holder of the Founder Share is not entitled to vote separately as a class: (1) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (a) or (e) of subsection 176(1) of the CBCA; or (2) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (b) of subsection 176(1) of the CBCA unless such exchange, reclassification or cancellation affects only the holder of the founder share.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Class B restricted voting shares would not necessarily require that an offer be made to purchase Class A subordinate voting shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Class A subordinate voting shares will be entitled to participate on an equal footing with holders of Class B restricted voting shares, the holders of the outstanding Class B restricted voting shares on completion of our IPO entered into a customary coattail agreement with Shopify and a trustee (the "Coattail Agreement"). The Coattail Agreement contains provisions customary for dual class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of Class A subordinate voting shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class B restricted voting shares had been Class A subordinate voting shares.

The undertakings in the Coattail Agreement will not apply to prevent a sale of Class B restricted voting shares by a holder of Class B restricted voting shares party to the Coattail Agreement if concurrently an offer is made to purchase Class A subordinate voting shares that:

(a)offers a price per Class A subordinate voting share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class B restricted voting shares;
(b)provides that the percentage of outstanding Class A subordinate voting shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class B restricted voting shares to be sold (exclusive of Class B restricted voting shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);
(c)has no condition attached other than the right not to take up and pay for Class A subordinate voting shares tendered if no shares are purchased pursuant to the offer for Class B restricted voting shares; and
(d)is in all other material respects identical to the offer for Class B restricted voting shares.

In addition, the Coattail Agreement will not prevent the sale of Class B restricted voting shares by a holder thereof to a Permitted Holder (as defined in our restated articles of incorporation), provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class B restricted voting shares into Class A subordinate voting shares, will not, in of itself constitute a sale of Class B restricted voting shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Class B restricted voting shares (including a transfer to a pledgee as security) by a holder of Class B restricted voting shares party to the Coattail Agreement will
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be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class B restricted voting shares are not automatically converted into Class A subordinate voting shares in accordance with our articles of incorporation.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class A subordinate voting shares. The obligation of the trustee to take such action will be conditional on Shopify or holders of the Class A subordinate voting shares providing such funds and indemnity as the trustee may require. No holder of Class A subordinate voting shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class A subordinate voting shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class A subordinate voting shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class A subordinate voting shares held directly or indirectly by holders of Class B restricted voting shares, their affiliates and related parties and any persons who have an agreement to purchase Class B restricted voting shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Class A subordinate voting shares under applicable law.

Company Communication with Shareholders

Shopify has a Disclosure Policy and a Disclosure Committee. The Disclosure Committee currently consists of representatives of Shopify's Finance, Legal, and Communications teams. The Disclosure Committee and the Board have reviewed and approved this Circular and review and approve our annual report on Form 10-K, the amendment thereto, and our annual financial reports and management's discussion and analysis and associated earnings press release. The Disclosure Committee and the Audit Committee review and approve interim financial reports, interim management's discussion and analysis and associated earnings press releases. The Company holds quarterly conference calls following the release of our quarterly and annual results. All shareholders may listen to a live audio webcast or to archived webcasts on our website at shopify.com/investors.

Communications with the Board

As outlined in Shopify's Corporate Governance Guidelines, shareholders and other interested parties may communicate directly with the Board or the independent directors. Shareholders may contact the Board about issues or questions about Shopify by sending a letter to:

Shopify Inc.
151 O'Connor Street, Ground Floor
Ottawa, Ontario, K2P 1L8
Canada
Attn: Board of Directors
By email: corpgov@shopify.com

If a shareholder wishes to contact the independent members of the Board, he or she should address such communication to the attention of the Lead Independent Director at the address above. Shopify's
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legal department will initially receive and process these communications before forwarding them to the addressee, and generally will not forward a communication that it determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company, its products, or services.

SECTION 5: SHAREHOLDER PROPOSAL

The below shareholder proposal (the "Shareholder Proposal") was submitted by the Shareholder Association for Research and Education ("SHARE") on behalf of the Pension Plan of the United Church of Canada and is included in this Circular exactly as submitted to the Company by the proponent. The Board recommends that shareholders vote AGAINST this proposal, as further described below.

Proposal:

RESOLVED: Shareholders request the Board of Directors of Shopify, Inc. (“Shopify” or the “Company”) to adopt a policy on the Company’s responsible use of Artificial Intelligence (“AI”) in its business and operations. The policy should include a commitment to align with internationally recognized standards and respect human rights.

Supporting Statement:

Shopify has committed to “investing in expanding the AI capabilities available in Shopify products, including through the ongoing deployment and improvement of existing machine learning and AI technologies.”1

At present, Shopify deploys generative AI (“GenAI”) systems from third parties into select merchant products. Examples include Shopify Magic to enhance product listings and Sidekick, a virtual AI advisor. Recently, Shopify expanded into agentic commerce with the Universal Commerce Protocol to enable sales directly within AI conversations across platforms like Google and ChatGPT.2

Research has found that GenAI systems may negatively impact fundamental human rights,3 and that agentic AI has the ability to perpetuate risks of misinformation, adversarial manipulation, and erroneous automated transactions.4 Shopify also recognizes that “AI decisions or outputs[...]may[...]lead to unintentional bias or discrimination[…]which in turn, could subject Shopify to legal liability, regulatory action, or competitive, reputational or other harm.”

According to international and federal guidance on responsible AI, deployers are expected to have effective governance and risk management controls in place when sourcing from providers of third-party models to mitigate AI-related risks such as bias, discrimination, misinformation, and copyright infringement.5,6,7,8 Despite Shopify’s use of GenAI systems and expansion into agentic commerce,9 Shopify has no responsible AI policy that provides third parties, merchants, or other stakeholders with clarity on standards and expectations related to responsible AI development and deployment. Shareholders also have a limited understanding of the Board’s role in overseeing AI deployment.

Increased investments in AI warrant a policy on how Shopify is responsibly deploying AI and managing AI-related risks. Without sufficient guardrails in place, the deployment of AI may create unforeseen risks
1 https://s27.q4cdn.com/572064924/files/doc_financials/2025/q4/SHOP-Q4-2025-10K.pdf
2 https://www.shopify.com/news/ai-commerce-at-scale
3 https://www.ohchr.org/sites/default/files/documents/issues/business/b-tech/taxonomy-GenAI-Human-Rights-Harms.pdf
4 https://www.pwc.com/us/en/industries/tmt/library/trust-and-safety-outlook/rise-and-risks-of-agentic-ai.html
5 https://ised-isde.canada.ca/site/ised/en/implementation-guide-managers-artificial-intelligence-systems
6 https://www.pwc.com/us/en/industries/tmt/library/trust-and-safety-outlook/rise-and-risks-of-agentic-ai.html
7 https://airc.nist.gov/airmf-resources/playbook/
8 https://nvlpubs.nist.gov/nistpubs/ai/NIST.AI.100-1.pdf
9 https://www.shopify.com/news/ai-commerce-at-scale
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to merchants and other stakeholders or exacerbate existing risks, thus increasing Shopify’s risk exposure.

The National Institute of Standards and Technology’s AI Risk Management Framework suggests that effective AI risk management policies should be transparent and “foster a critical thinking and safety-first mindset in the design, development, deployment, and uses of AI systems to minimize potential negative impacts.”10

Responsible AI policies are increasingly common in the industry. For example, eBay Inc. has a responsible AI policy outlining its commitment to responsible AI.11 The policy is applicable to subsidiaries, personnel, systems, and third-party vendors and is operationalized through eBay’s Responsible AI Standard and Guidelines, which enables compliance with its policy.

A responsible AI policy at Shopify would assure shareholders that Shopify has sound governance and risk management controls in place to ensure responsible AI use. Considering Shopify’s commitment to expand AI capabilities for millions of merchants and other stakeholders, shareholders see that sound risk mitigation of AI-related risks should include a responsible AI policy to protect shareholders from long-term risks.

SHOPIFY OPPOSING STATEMENT

Shopify’s Board of Directors recommends shareholders vote AGAINST this proposal.

This proposal is a solution in search of a problem. SHARE is applying a generic AI policy template across public companies with no regard for what those companies actually do or how they operate. SHARE is asking for a policy built from aspirational frameworks designed for surveillance, automated hiring, and government decision-making. This templated policy request is fundamentally disconnected from commerce infrastructure and would not improve any outcome for merchants or shareholders.

It is also entirely dissonant from how Shopify builds, ships, and governs technology. AI is not a risk we manage from a distance. It is core to what we build and how we serve merchants. As with any transformative technology, we understand AI deeply and build responsibly — grounded in real-world use, not a policy document detached from our practices.

We already govern AI

Shopify’s publicly available Code of Conduct covers every employee, contractor, and Board member. It requires ethical conduct, integrity, legal compliance, and avoidance of conflicts of interest.

Shopify’s Board includes directors with deep experience building and deploying machine learning and AI at global scale. Management briefs the Board regularly on our AI products, infrastructure, and associated legal, regulatory, financial, and operational considerations. The Audit Committee actively oversees enterprise risk and reports to the full Board.

We build for merchant trust

Our contracts and terms of service set clear guardrails on how Shopify and merchant data may be used, including for LLM training. We don’t onboard AI vendors lightly. Every partner is vetted by security, finance, and legal against strict standards for data handling, engineering capabilities, and security. We also test AI products before launch, monitor them in production, and continuously evaluate how they perform. Ongoing oversight is built in.
10 https://nvlpubs.nist.gov/nistpubs/ai/NIST.AI.100-1.pdf
11 https://static.ebayinc.com/assets/Uploads/Documents/Responsible-AI-Policy.pdf
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Shareholders and merchants are best served by governance that produces real accountability, not a document whose only function is to exist.

Shopify’s Board of Directors recommends shareholders vote AGAINST this proposal.
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SECTION 6: GENERAL AND ADDITIONAL INFORMATION

Shareholder Proposals

Shareholder proposals to be considered for inclusion in next year's management information circular for the Company's 2027 annual meeting of shareholders must be submitted during the 60-day period between January 17, 2027 and March 18, 2027, subject to adjournment or postponement of the Meeting, and must comply with section 137 of the CBCA.

We have adopted an advance notice by-law that provides that shareholders seeking to nominate candidates for election as directors must provide timely written notice to our Corporate Secretary. See "Section 4: Corporate Governance Policies and Practices - Advance Notice Requirements for Director Nominations" of this Circular.

Interests of Certain Persons or Companies on Matters to be Acted Upon

Other than as described herein, no person who has been a director or executive officer of the Company at any time since the beginning of the last financial year of the Company, no proposed nominee for election as director of the Company and no associate or affiliate of any of the foregoing persons has or had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than as disclosed herein.

Interest of Informed Persons in Material Transactions

Other than as described herein, no informed persons of the Company, proposed director, or any associate or affiliate of any informed person or proposed director has any material interest, direct or indirect, in any transaction in the last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

Other Matters

As of the date of this Circular, management is not aware that any other matter is to be presented for action at the Meeting. If, however, other matters properly come before the Meeting, the persons named on the form of proxy will vote on them in accordance with their judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Non-GAAP Measures

Shopify's Financial Statements are prepared and presented in accordance with U.S. GAAP. Certain measures in this Circular do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP, do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Such non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. This Circular contains references to non-GAAP measures as described below.

Free Cash Flow

Free cash flow and free cash flow margin are non-GAAP financial measures. Free cash flow is calculated as cash flow from operations less capital expenditures, as shown in the table below. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management.
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The following table illustrates how free cash flow is calculated in this Circular:

	Years ended
	December 31, 2025	December 31, 2024
	$	$

Net cash provided by operating activities	2,033	1,616
less: capital expenditures(1)	(26)	(19)
Free cash flow	2,007	1,597
Revenue	11,556	8,880
Free cash flow margin	17%	18%

1	Capital expenditures is equivalent to the amount included in "purchases of property and equipment" on the Company's Consolidated Statement of Cash Flows for the reported period.

Additional Information

Additional financial information about Shopify, including Shopify's 2025 Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, including its audited Financial Statements and Notes and related Management's Discussion and Analysis for the year ended December 31, 2025, are accessible on SEDAR+ at sedarplus.ca, on EDGAR at sec.gov, on our website at shopify.com/investors, or by contacting Shopify by phone at 1-613-241-2828 ext. 1024 or by email at IR@shopify.com. Shareholders may, upon request, receive a hard copy of the complete audited Financial Statements and Notes and related Management's Discussion and Analysis, free of charge.

In addition, shareholders may contact Broadridge to request a paper copy of this Circular and our audited Financial Statements and Notes and related Management's Discussion and Analysis, at no cost to you, up to one year from the date of the filing of this Circular on SEDAR+, by calling 1-877-907-7643 or at www.proxyvote.com, and entering the provided 16-digit control number.

Approval by Directors

The Board has approved the contents of this Circular and authorized it to be sent to each shareholder who is eligible to receive notice of, and vote his, her or its shares, at our Annual General Meeting of Shareholders, as well as to each director and to the Company's Independent Registered Public Accounting Firm.
Michael L. Johnson
Corporate Secretary
April 21, 2026

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SCHEDULE A
SHOPIFY INC.
BOARD CHARTER

This Board Charter ("Charter") has been adopted by the Board of Directors ("Board") of Shopify Inc. ("Company").

I.Purpose
The Board is responsible for supervising the management of the business and affairs of the Company. It is management’s duty to run the Company’s business on a day‐to-day basis. The Board is expected to focus on guidance and strategic oversight, with the goal of increasing shareholder value over the long term.
In discharging their duties, directors must act honestly and in good faith, with a view to the best interests of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
II.Access to Information and Authority
The Board will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board shall have the authority to, at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal or other advisors, as necessary to assist in the performance of its duties and responsibilities.
III.Composition and Meetings
The Board shall be comprised of that number of directors as shall be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee of the Board, in accordance with the Company’s articles and by‐laws. The Board will be comprised of a majority of “independent” directors within the meaning of the applicable listing standards of the Nasdaq Stock Market LLC and National Policy 58‐201 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators.
The Board shall choose one of its members to be its Chair by majority vote, which Chair shall have the duties and responsibilities set out in Section V.
The Board shall appoint from among its members, the members of each Committee of the Board, in consultation with the relevant Committee of the Board.
The Board will meet as often as it determines appropriate to carry out its responsibilities, which typically will include one regularly scheduled meeting per quarter. Each director has a responsibility to attend and participate in meetings of the Board. The Board and the Chair may invite any executive, employee, external advisor, or such other person as it deems appropriate to attend and participate in any portion of any Board meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. Every regularly scheduled Board meeting will include a meeting of the independent members of the Board (as defined by applicable laws, regulations, rules, and guidelines) will also meet without the non-independent directors and members of management.
IV.Responsibilities and Duties of the Board

The responsibilities and duties of the Board shall include the following:

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Chief Executive Officer and Officers
1.Appointing the Chief Executive Officer (“CEO”) and, together with the CEO, developing a written position description for the role of the CEO.
2.Appointing the officers of the Company.
3.Developing and approving the Company goals and objectives that the CEO is responsible for meeting.
4.Establishing the goals relevant to CEO compensation and reviewing the performance of the CEO against such goals. This duty may be delegated to the Compensation and Talent Management Committee.
5.Taking steps to satisfy itself (i) as to the integrity of the CEO and other executive officers and (ii) that the CEO and other executive officers create a culture of integrity throughout the organization.
6.Succession planning for the CEO and monitoring management’s succession plans for other officers and key personnel, with input from the Compensation and Talent Management Committee of the Board.
Financial Reporting
7.Approving:
•On the recommendation of the Audit Committee of the Board, the annual report on Form 10-K, including the annual financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, the Company’s annual earnings press release, including, any pro forma or non-GAAP information included therein, and their filing and disclosure.
8.Reviewing and monitoring, with assistance of the Audit Committee of the Board:
•The quality and integrity of the Company’s financial statements;
•The external reporting of the Company’s financial and operating performance in compliance with all regulatory and statutory requirements; and
•The appointment and performance of the external auditor.
Financial Reporting Processes, Accounting Policies and Internal Controls
9.Reviewing and monitoring, with the assistance of the Audit Committee of the Board:

•The adequacy and effectiveness of the Company's system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls; and

•The quality and integrity of the Company's external financial reporting processes.
Ethical and Legal Compliance and Risk Management
10.Reviewing and approving the Company's code of conduct ("Code of Conduct").
11.Reviewing and approving any changes to the Board's policies or procedures as recommended by the relevant Committee of the Board.
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12.Reviewing and monitoring:
•Compliance with the Code of Conduct and any other ethical standards adopted by the Company;
•The Company's compliance with applicable legal and regulatory requirements, notwithstanding the foregoing and subject to applicable law, nothing contained in this Charter is intended to require the Board to ensure the Company's compliance with applicable laws or regulations; and
•The Company's enterprise risk management processes, with support from the Audit Committee of the Board.
Other Responsibilities
13.Reviewing and approving management's strategic and business plans.
14.Reviewing and approving the Company's financial objectives, plans, and actions, including significant capital allocations and expenditures.
15.Reviewing and approving material transactions not in the ordinary course of business.
16.In consultation with management, overseeing and reviewing the Company's procedures with respect to the Company's public disclosure to ensure that communications with the public are timely, factual, accurate and broadly disseminated in accordance with all applicable legal and regulatory requirements. This responsibility may also be delegated to the Audit Committee of the Board.
17.Providing an orientation program for new Directors to the Board and continuing education opportunities for all Directors to familiarize them with the Company and its business. This responsibility may be delegated to the Nominating and Corporate Governance Committee of the Board.
18.Overseeing the assessment by the Nominating and Governance Committee of the Board, each committee and each director.
19.Developing and overseeing a method for interested parties to communicate directly with the Board.
20.Performing any other activities consistent with this Charter, the Company's by-laws, and governing laws that the Board determines are necessary or appropriate.

V.Responsibilities and Duties of the Chair
The Chair shall have the following responsibilities and duties:
•Chair meetings of the Board;
•Chair meetings of the shareholders (including special meetings), unless such meetings are chaired by another officer, in accordance with the Company's by-laws;
•In consultation with the Corporate Secretary, determine the frequency, dates and locations of meetings of the Board;
•In consultation with the Lead Independent Director, the CEO, the Chief Financial Officer, the Corporate Secretary's Office and others as required, review the annual work plan and meeting
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agendas of the Board so as to bring all required business before the Board; and
•as appropriate, carry out any other or special assignments or any functions as may be requested by the Board or management.

VI.Limitation on the Board's Duties
The Board shall discharge its responsibilities, and shall assess the information provided by the Company's management and any external advisors, including the external auditor, in accordance with its business judgment. Members of the Board are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided, and representations made by management as to any audit or non‐audit services provided by the external auditor.
Nothing in this Charter is intended or may be construed as imposing on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Charter is not intended to change or interpret the amended articles of incorporation or by-laws of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to securityholders of the Company or other liability whatsoever.
VII.Review of Charter

The Nominating and Corporate Governance Committee of the Board will review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

***

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